Exhibit 4.1

Execution Version

SENIOR SECURED NOTES INDENTURE

Dated as of December 3, 2024

Among

DELUXE CORPORATION

THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee and Notes Collateral Agent

8.125% SENIOR SECURED NOTES DUE 2029

TABLE OF CONTENTS

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Page

Section 13.13	Counterpart Originals	118
Section 13.14	Table of Contents, Headings, etc.	118
Section 13.15	Facsimile and PDF Delivery of Signature Pages	118
Section 13.16	U.S.A. PATRIOT Act	119
Section 13.17	Payments Due on Non-Business Days	119

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Appendix A	Provisions Relating to Initial Notes and Additional Notes

Exhibit A	Form of Note
Exhibit B	Form of Institutional Accredited Investor Transferee Letter of Representation
Exhibit C	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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INDENTURE, dated as of December 3, 2024, among Deluxe Corporation, a Minnesota corporation (the “Company”), the Guarantors listed on the signature pages hereto and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation and issue of $450,000,000 aggregate principal amount of 8.125% Senior Secured Notes due 2029 (the “Initial Notes”); and

WHEREAS, the Guarantors have duly authorized the execution and delivery of this Indenture and issuance of the Note Guarantees.

NOW, THEREFORE, the Company, the Guarantors, the Trustee and the Notes Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01	Definitions.

“Acquired Indebtedness” means, with respect to any specified Person, (1) Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary, (2) Indebtedness assumed in connection with the acquisition of assets from such Person, or (3) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person in each case whether or not Incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such acquisition; provided, however, that any Indebtedness of such acquired Person or in respect of such acquired assets that is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges with or into or becomes a Subsidiary of such Person or such assets in respect of such assumed Indebtedness are acquired shall not be considered to be Acquired Indebtedness. Acquired Indebtedness shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clauses (2) and (3) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Assets” means:

(1)            any property, plant, equipment or other asset (excluding working capital or current assets) used, usable or to be used by the Company or a Restricted Subsidiary in a Similar Business;

(2)            the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or a Restricted Subsidiary; or

(3)            Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Similar Business.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Section 2.01, Section 4.09 and Section 4.10.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any Person means possession, directly or indirectly, of the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent or Custodian.

“Applicable Premium” means, with respect to a Note on any date of redemption, the greater of:

(1)            1.0% of the principal amount of such Note, and

(2)            the excess, if any, of (a) the present value as of such date of redemption of (i) the redemption price of such Note on September 15, 2026 (such redemption price set forth in Section 3.07(e)), plus (ii) all required interest payments due on such Note through September 15, 2026 (excluding accrued but unpaid interest to such date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points, over (b) the then outstanding principal amount of such Note.

“Approved Intercreditor Agreement” means (i) with respect to Indebtedness secured on a pari passu basis with the Secured Obligations, the Intercreditor Agreement (or any other intercreditor agreement reasonably acceptable to the collateral agent under the Senior Secured Credit Facilities) and (ii) with respect to any Indebtedness secured on a junior basis to the Secured Obligations, an intercreditor agreement the terms of which are consistent with market terms governing security arrangements for the sharing of liens or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto, in each case as amended, supplemented or otherwise modified from time to time.

“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition, or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)            a disposition of assets by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary (other than a Receivables Entity); provided that with respect to any sale, lease, conveyance or other disposition of assets pursuant to this clause (1) that constitute Collateral (other than in the ordinary course of business), such sale, lease, conveyance or other disposition of assets may only be between and among the Company and the Guarantors;

(2)            the sale of Cash Equivalents or Auction Rate Securities in the ordinary course of business;

(3)            a disposition of inventory in the ordinary course of business;

(4)            (a) the sale, lease, sublease, conveyance, disposition or other transfer of surplus, damaged, worn-out or obsolete assets, (b) the sale, lease, sublease, conveyance, disposition or other transfer of assets (including, without limitation, facilities or real property) no longer used or useful or economically practicable to maintain in the conduct of the business of the Company and other Restricted Subsidiaries, (c) the sale, lease, sublease, conveyance, disposition or other transfer of assets necessary in order to comply with applicable law (including, without limitation, competition law applicable to an acquisition) or licensure requirements (as determined by the Company in good faith), (d) leases or subleases with respect to facilities that are temporarily not in use or pending their disposition and (e) the sale, lease, sublease, conveyance, disposition or other transfer of inventory or other assets determined by the Company to be no longer used, useful or necessary in the operation of the business of the Company and its Restricted Subsidiaries;

(5)            the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;

(6)            an issuance of Capital Stock by a Restricted Subsidiary to the Company or to a Wholly Owned Subsidiary (other than a Receivables Entity);

(7)            the making of a Permitted Investment (other than a Permitted Investment to the extent such transaction results in the receipt of cash or Cash Equivalents by the Company or its Restricted Subsidiaries) or a disposition that is permitted pursuant to Section 4.08;

(8)            sales, transfers, contributions or other dispositions of accounts receivable and related assets or an interest therein of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity;

(9)            sales of accounts receivable and related assets in connection with Factoring Transactions in the ordinary course of business;

(10)          dispositions of assets in a single transaction or a series of related transactions with an aggregate Fair Market Value of less than $35.0 million;

(11)          the creation of a Permitted Lien and dispositions in connection with Permitted Liens;

(12)          dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(13)          the issuance by a Restricted Subsidiary of Preferred Stock that is permitted by Section 4.09;

(14)          the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

(15)          any termination or settlement of Hedging Obligations permitted under the terms thereof;

(16)          any sale of Capital Stock in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(17)          any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(18)          any exchange of like property on a tax-free basis pursuant to Section 1031 of the Code for use in a Similar Business;

(19)          the settlement or early termination of any Permitted Bond Hedge or Permitted Warrant;

(20)          [Reserved];

(21)          any sale, conveyance or other disposition of assets of any Restricted Subsidiary that is not a Wholly Owned Subsidiary, except to the extent that the proceeds thereof are distributed to the Company or a Wholly Owned Subsidiary;

(22)          any foreclosure or any similar action with respect to the property or other assets of the Company or any Restricted Subsidiary; and

(23)          a Sale/Leaseback Transaction with respect to (a) any assets made subject to a Sale/Leaseback Transaction within 180 days of the acquisition of such assets or (b) any other assets, to the extent the net proceeds of the Asset Disposition (calculated as if such Sale/Leaseback Transaction were an Asset Disposition) are applied in accordance with Section 4.16 only.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate implicit in the transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended), determined in accordance with GAAP; provided, however, that if such Sale/Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.”

“Auction Rate Securities” means long-term variable rate bonds tied to short-term interest rates that are reset through a dutch auction.

“Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock by (b) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of such payment; by

(2) the sum of the amounts of all such payments.

“Balance Sheet Date” means the end of the most recent fiscal quarter for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. § 101, et seq., as amended from time to time.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, or foreign law for the relief of debtors, or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, any other marshalling of the assets or liabilities of the Company or any Guarantor, or similar law affecting creditors’ rights generally.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, and “beneficial owner” has a corresponding meaning.

“Board of Directors” means:

(1)            with respect to a corporation, the Board of Directors of the corporation or (other than for purposes of determining a Change of Control) any duly authorized committee of the Board of Directors;

(2)            with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3)            with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the Trustee are authorized or required by law to close.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options (including any Permitted Bond Hedge), participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible or exchangeable into such equity.

“Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Cash Equivalents” means:

(1)            U.S. dollars or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)            securities issued or directly and fully Guaranteed or insured by the United States government or any agency or instrumentality of the United States (provided that the full faith and credit of the United States is pledged in support thereof), having maturities of not more than one year from the date of acquisition;

(3)            marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having a credit rating of at least “A” or the equivalent thereof by S&P, Moody’s or Fitch, or carrying an equivalent rating by a nationally recognized Rating Agency, if all of the named Rating Agencies cease publishing ratings of investments;

(4)            certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any commercial bank (i) the long-term debt of which is rated at the time of acquisition thereof at least “A” or the equivalent thereof by S&P, Moody’s or Fitch, or carrying an equivalent rating by a nationally recognized Rating Agency, if both of the two named Rating Agencies cease publishing ratings of investments, and (ii) having a combined capital and surplus in excess of $500.0 million;

(5)            certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof in an aggregate amount at any one time not to exceed $25.0 million issued by any commercial bank;

(6)            repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2), (3) and (4) entered into with any bank meeting the qualifications specified in clause (4) above;

(7)            commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if all of the named Rating Agencies cease publishing ratings of investments, and in any case maturing within one year after the date of acquisition thereof;

(8)            interests in any investment company or money market fund which invests 95% or more of its assets in instruments of the type specified in clauses (1) through (4), (6) and (7) above; and

(9)            money market funds that (i) comply with the criteria set forth under Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated “AAA” or the equivalent thereof by S&P or “Aaa” or the equivalent thereof by Moody’s, or carrying an equivalent rating by a nationally recognized Rating Agency, if all of the named Rating Agencies cease publishing ratings of investments, and (iii) have portfolio assets of at least $1.0 billion.

“Cash Management Obligations” means as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of cash management services (including treasury, depository, overdraft (daylight and temporary), credit or debit card, electronic funds transfer, netting and other cash management arrangements), including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith to the extent provided for in the documents evidencing such cash management services.

“CFC” means any “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change of Control” means:

(1)            any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or any of its direct or indirect parent entities (or their successors by merger, consolidation or purchase of all or substantially all of their assets);

(2)            the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company or the merger of any Person with or into a Subsidiary of the Company, unless the holders of a majority of the aggregate voting power of the Voting Stock of the Company, immediately prior to such transaction, hold securities of the surviving or transferee Person (or in the case of any merger of any Person with or into a Subsidiary of the Company, hold securities of the Company) that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving or transferee Person (or in the case of any merger of any Person with or into a Subsidiary of the Company, at least a majority of the aggregate voting power of the Voting Stock of the Company);

(3)            the sale, assignment, conveyance, transfer, lease or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act); or

(4)            the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

For the avoidance of doubt, for purposes of clause (2), (i) a merger or consolidation of a Subsidiary of the Company into another Subsidiary of the Company or (ii) a sale of a Subsidiary of the Company to another Person in a transaction permitted pursuant to the terms of this Indenture will not be deemed to be a Change of Control.

“Change of Control Triggering Event” means both the occurrence of a Change of Control and a Rating Decline.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in the Security Agreement or any other Security Document.

“Commodity Agreement” means, with respect to any Person, any commodity future or forward, swap or option, cap or collar or other similar agreement or arrangement as to which such Person is a party or beneficiary.

“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock, whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the party named as such in the first paragraph of this Indenture or any successor obligor to its obligations under this Indenture and the Notes pursuant to Article 5.

“Consolidated Coverage Ratio” means as of any date of determination, with respect to any Person, the ratio of (x) the aggregate amount of Consolidated EBITDA of such Person for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal financial statements prepared on a consolidated basis in accordance with GAAP are available to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)            if the Company or any Restricted Subsidiary:

(a)            has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)            has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Debt Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)            if since the beginning of such period, the Company or any Restricted Subsidiary will have made any Asset Disposition or otherwise disposed of or discontinued (as defined under GAAP) any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio includes such a transaction:

(a)            the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)            Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, retired, defeased or otherwise discharged (to the extent the related commitment is permanently reduced) with respect to the Company and its continuing Restricted Subsidiaries in connection with such transaction for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)            if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a

Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)            if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness or made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include, without limitation, (1) adjustments calculated in accordance with Regulation S-X under the Securities Act, (2) adjustments calculated to give effect to any Pro Forma Cost Savings and (3) all adjustments of the type used in connection with the calculation of “Adjusted EBITDA” as set forth in “Management’s discussion and analysis of financial condition and results of operations—Reconciliation of Non-GAAP Financial Measures” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. In making any pro forma calculation, the amount of Indebtedness under any revolving Debt Facility outstanding on the date of determination (other than any Indebtedness Incurred under such facility in connection with the transaction giving rise to the need to calculate the Consolidated Coverage Ratio) will be deemed to be:

(i)            the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding; or

(ii)            if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such determination.

Notwithstanding anything to the contrary herein with respect to any Fixed Amounts substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1)            increased (without duplication) by the following items to the extent deducted in calculating such Consolidated Net Income:

(a)            Consolidated Interest Expense; plus

(b)            Consolidated Income Taxes; plus

(c)            consolidated depreciation and amortization expense; plus

(d)            impairment charges recorded in connection with the application of Accounting Standards Codification Topic 350,Intangibles—Goodwill and Other and Topic 360, Property, Plant and Equipment; plus

(e)            other non-cash charges, including any write-offs or write-downs (excluding any such non-cash charge to the extent it represents an accrual of or reserve for cash charges in any future period or amortization of a prepaid cash expense that was capitalized at the time of payment); plus

(f)             any expenses in connection with earn-out obligations of such Person and its Restricted Subsidiaries for such period; plus

(g)            any non-recurring restructuring charges and other related non-recurring transition costs in an amount not to exceed, together with amounts added to EBITDA pursuant to clause (j) below, 20% of Consolidated EBITDA for such period (prior to giving effect to such addbacks); provided that charges and costs relating to the Refinancing Transactions or to any amendments, modifications or waivers of the Senior Secured Credit Facilities shall be excluded for purposes of calculating such 20% limitation; plus

(h)            any pension expense and expense related to supplemental employee retirement plans in excess of mandatory funding requirements contributed to, or paid in respect of, pension plans and supplemental employee retirement plans; plus

(i)             rent expense as determined in accordance with GAAP not actually paid in cash during such period (net of rent expense paid in cash during such period over and above rent expense as determined in accordance with GAAP); plus

(j)             “run-rate” cost savings, operating expense reductions, operating improvements and synergies related to mergers and other business combinations, acquisitions, divestitures, restructurings, insourcing initiatives, cost savings initiatives and other similar initiatives (net of amounts actually realized), (i) for which actions have been taken or are expected to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company) within 24 months of the transaction, as applicable, (ii) that have been or are projected by the Company in good faith to be realized within 24 months after the date of such transaction, as applicable, (iii) that are reasonably identifiable and factually supportable and (iv) that do not exceed, together with amounts added back to Consolidated EBITDA pursuant to clause (g) above, 20% of Consolidated EBITDA for such period (prior to giving effect to such addbacks); and

(2)            decreased (without duplication) by (a) non-cash items increasing such Consolidated Net Income (excluding any such items which represent the recognition of deferred revenue or the reversal of any accrual of, or reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period, and any such items for which cash was received in a prior period that did not increase Consolidated EBITDA in any prior period), (b) the excess of payments or fundings made to pension plans and supplemental employee retirement plans over pension expense and expense related to supplemental employee retirement plans incurred in such period (excluding any voluntary payments or fundings made in respect of underfundings in any pension plans), and (c) rent expense actually paid in cash during such period (net of rent expense actually paid in cash during such period in an amount equal to rent expense as determined in accordance with GAAP); and

(3)            increased or decreased (without duplication) to eliminate the following items to the extent reflected in such Consolidated Net Income:

(a)            any unrealized net gain or loss resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815, Derivatives and Hedging;

(b)            any net gain or loss resulting in such period from currency translation gains or losses pursuant to Accounting Standards Codification Topic 830, Foreign Currency Matters, related to currency re-measurements of Indebtedness; and

(c)            effects of adjustments (including the effects of such adjustments pushed down to the Company and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements in such period pursuant to GAAP resulting from the application of purchase accounting in relation to any completed acquisition.

“Consolidated Income Taxes” means, with respect to any Person for any period, taxes imposed upon such Person or any of its consolidated Restricted Subsidiaries or other payments required to be made by such Person or any of its consolidated Restricted Subsidiaries to any governmental authority, which taxes or other payments are calculated by reference to the income or profits or capital of such Person or any of its consolidated Restricted Subsidiaries (to the extent such income or profits were included in computing Consolidated Net Income for such period), including, without limitation, state, franchise and similar taxes and foreign withholding taxes regardless of whether such taxes or payments are required to be remitted to any governmental authority (including any penalties and interest related to such taxes or arising from any tax examinations).

“Consolidated Interest Expense” means, with respect to any Person for any period, the total interest expense of such Person and its consolidated Restricted Subsidiaries, whether paid or accrued, plus, to the extent not included in such interest expense:

(1)            interest expense attributable to Capitalized Lease Obligations and the interest portion of rent expense associated with Attributable Indebtedness in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP, and the interest component of any deferred payment obligations;

(2)            amortization of debt discount costs (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par); provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)            non-cash interest expense, but any non-cash interest income or expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP shall be excluded from the calculation of Consolidated Interest Expense;

(4)            commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(5)            the interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, but only to the extent that such interest is actually paid by such Person or any such Restricted Subsidiary;

(6)            costs associated with entering into Hedging Obligations (including amortization of fees) related to Indebtedness;

(7)            interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period;

(8)            the product of (a) all dividends paid or payable, in cash, Cash Equivalents or Indebtedness or accrued during such period on any series of Disqualified Stock or on Preferred Stock of Non-Guarantor Subsidiaries payable to a party other than the Company or a Wholly Owned Subsidiary, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state, provincial and local statutory tax rate of such Person, expressed as a decimal, in each case on a consolidated basis and in accordance with GAAP;

(9)            Receivables Fees; and

(10)          the cash contributions to any pension plan, employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Restricted Subsidiaries) in connection with Indebtedness Incurred by such plan or trust.

For purposes of the foregoing, total interest expense will be determined (i) after giving effect to any net payments made or received by the Company and its Subsidiaries with respect to Interest Rate Agreements and (ii) exclusive of amounts classified as other comprehensive income on the balance sheet of the Company. Notwithstanding anything to the contrary contained herein, without duplication of clause (9) above, commissions, discounts, yield and other fees and charges Incurred in connection with any transaction pursuant to which the Company or its Restricted Subsidiaries may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets shall be included in Consolidated Interest Expense. Consolidated Interest Expense will not include (i) any “additional interest” with respect to other securities for failure to comply with applicable registration rights obligations, (ii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and (iii) any expensing of bridge, commitment and other financing fees.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP; provided, however, that there will not be included in such Consolidated Net Income on an after-tax basis:

(1)            any net income (loss) of any Person if such Person is not a Restricted Subsidiary or that is accounted for by the equity method of accounting, except that, subject to the limitations contained in clauses (3) through (10) below, the Company’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below);

(2)            solely for the purpose of determining the amount available for Restricted Payments under clause (C)(i) of Section 4.08(a), any net income (but not loss) of any Restricted Subsidiary (other than a Guarantor) if such Restricted Subsidiary is subject to prior government approval or other restrictions due to the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or government regulation (which have not been waived), directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)            subject to the limitations contained in clauses (3) through (10) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)            the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)            any net after-tax gain or loss (excluding all fees and expenses relating thereto) realized upon sales or other dispositions of any assets of the Company or such Restricted Subsidiary outside the ordinary course of business, as determined in good faith by the Board of Directors or Senior Management of the Company;

(4)            any net after-tax effect of income (loss) from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations;

(5)            any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees, including pursuant to any equity plan or stock option plan or any other management or employee benefit plan or agreement;

(6)            any impairment charges recorded in connection with the application of Accounting Standards Codification Topic 350, Intangibles–Goodwill and Other;

(7)            any income or loss from the early extinguishment of Indebtedness or early termination of Hedging Obligations or other derivative instruments;

(8)            any extraordinary gain or loss;

(9)            any net income or loss included in the consolidated statement of operations with respect to noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation; and

(10)          the cumulative effect of a change in accounting principles.

“Convertible Notes” means Indebtedness of the Company that is convertible into Common Stock of the Company and/or cash based on the value of such Common Stock and/or Indebtedness of a Subsidiary of the Company that is exchangeable for Common Stock of the Company and/or cash based on the value of such Common Stock.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 13.02, and for purposes of Agent services such office shall also mean the office or agency of the Trustee located at 60 Livingston Avenue, EP-MN-WS3C, Saint Paul, MN 55107-2292, or such other address as to which the Trustee may give notice to the Holders and the Company.

“Currency Agreement” means, with respect to any Person, any foreign exchange future or forward, swap or option, cap or collar or other similar agreement or arrangement as to which such Person is a party or a beneficiary.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Debt Facility” means one or more debt facilities (including, without limitation, the Senior Secured Credit Facilities) or commercial paper facilities with banks or other commercial or institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuances of debt securities evidenced by notes, debentures, bonds or similar instruments, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities) in whole or in part from time to time (and whether or not in one or multiple facilities, with the original administrative agent, lenders or trustee or another administrative agent or agents, other lenders or trustee, whether provided under the original Senior Secured Credit Facilities or any other credit or other agreement or indenture, and irrespective of any changes in the terms and conditions thereof, the borrower(s) thereunder or the guarantors thereof).

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Notes Legend.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Noncash Consideration” means the noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers’ Certificate setting forth the Fair Market Value thereof, together with the basis of such valuation. The Fair Market Value of any Designated Noncash Consideration shall be deemed to be reduced by the amount of any cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Noncash Consideration.

“Designated Representative” means, with respect to any series of Pari Passu Lien Indebtedness or other Secured Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, Incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:

(1)            matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

(2)            is convertible into or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary (it being understood that upon such conversion or exchange it shall be an Incurrence of such Indebtedness or Disqualified Stock)); or

(3)            is mandatorily redeemable or must be purchased at the option of the holder upon the occurrence of certain events or otherwise, in whole or in part,

in each case on or prior to the date 91 days after the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company or its Restricted Subsidiaries to repurchase such Capital Stock upon the occurrence of a Change of Control Triggering Event or Asset Disposition (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) provide that the Company or its Restricted Subsidiaries, as applicable, are not required to repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or exchangeable or for which it is redeemable) pursuant to such provision prior to compliance by the Company with Section 4.15 and Section 4.16 and such repurchase or redemption complies with Section 4.08; and provided, further, that Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disregarded Entity” means any entity treated as disregarded as an entity separate from its owner under Treasury Regulations Section 301.7701-3.

“Domestic Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary.

“DTC” means The Depository Trust Company.

“Equity Offering” means a private or public offering for cash by the Company of its Common Stock, or options, warrants or rights with respect to its Common Stock other than (1) public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S-4 or Form S-8, (2) an issuance to any Subsidiary or (3) any offering of Common Stock issued in connection with a transaction that constitutes a Change of Control.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Accounts” means payroll accounts (including any deposit account (or cash deposited therein) specifically and exclusively used for payroll, payroll taxes and other employee and wage and benefit payments to or for the benefit of the Company’s or a Guarantor’s employees, whether former, current or future), cash collateral accounts subject to Permitted Liens, escrow accounts or other accounts in which solely funds held or received on behalf of third parties are deposited.

“Excluded Assets” means (but only to the extent such assets do not constitute collateral in respect of the Senior Secured Credit Facilities):

(1)            any property to the extent that such grant of a security interest therein is prohibited by any law or regulation, would require a consent, approval, license or authorization from a governmental authority or other Person (unless such consent, approval, license or authorization has been obtained) or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent (other than consent of the Company or any of its Restricted Subsidiaries) under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property (other than any of the foregoing issued by the Company or any of its Restricted Subsidiaries), any applicable shareholder or similar agreement, except to the extent that the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law;

(2)            (i) any lease, license or other agreement or (ii) any assets that are subject to a purchase money Lien or Capitalized Lease Obligation permitted under this Indenture, in each case, to the extent any such lease, license or other agreement or the documents relating to such purchase money Lien or Capitalized Lease Obligation do not permit such lease, license or other agreement or such asset to be subject to the security interests created hereby, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC (including Sections 9-406(d), 9-407(a), 9-408(a) and 9-409 of the UCC) or by any applicable requirements of applicable law;

(3)            Excluded Accounts;

(4)            any Investment Property consisting of voting Capital Stock of a Foreign Subsidiary or Foreign Holding Company that is in excess of 65% of the total outstanding voting Capital Stock (as determined under applicable U.S. federal income tax rules) of such Foreign Subsidiary or Foreign Holding Company and any Investment Property consisting of Capital Stock of an Immaterial Subsidiary, not-for-profit Subsidiary, captive insurance Subsidiary, SPC or Unrestricted Subsidiary;

(5)            those assets as to which the burden or cost of obtaining such a security interest thereof outweighs the benefit afforded thereby as reasonably determined by the Notes Collateral Agent and the Company;

(6)            assets to the extent a security interest in such assets in favor of the Secured Parties would result in material adverse tax consequences as reasonably determined by the Company;

(7)            Margin Stock;

(8)            Excluded Trademark Collateral;

(9)             any real property (other than fixtures);

(10)            Capital Stock or other equity interests of any Person (other than Wholly Owned Subsidiaries of the Company) to the extent (i) any applicable contractual provisions prohibit, impose conditions on or restrict pledges or security interests therein or (ii) any other holder (that is neither an Affiliate or a Subsidiary of the Company) of the Capital Stock or other equity interests of such Subsidiary withholds any consent required under the organizational documents, applicable shareholders’ agreement or other agreement of such Wholly Owned Subsidiary;

(11)            assets or property located, registered, applied for, arising under, protected or existing in, or governed by, as applicable, any jurisdiction outside of the United States (other than (x) 100% of the total outstanding non-voting Capital Stock and (y) up to 65% of the total outstanding voting Capital Stock, in each case of any Foreign Subsidiary or Foreign Holding Company that is required to be so pledged pursuant to this Indenture and the Security Documents);

(12)            intellectual property of the Company or any other grantor that if pledged, would cause the invalidation, impairment, lapse, forfeiture, dedication to the public or abandonment of such asset under any law of regulation; and

(13)            Receivables and related rights and assets disposed of in any Qualified Receivables Transaction; provided that the Company in its sole discretion may elect to exclude any property from the definition of Excluded Assets; provided, further, that Excluded Assets shall not include any proceeds, substitutions or replacements of any Excluded Assets referred to in any of clauses (1) through (13) above (unless such Proceeds, substitutions or replacements would constitute Excluded Assets referred to in any of clauses (1) through (13) above.

All terms used above in the definition of “Excluded Assets” and defined in the UCC and not otherwise defined in this Indenture have the meanings given to such terms in the UCC.

“Excluded Subsidiary” means (i) any Subsidiary that is directly or indirectly owned by a CFC and (ii) any Foreign Holding Company.

“Excluded Trademark Collateral” means all United States “intent to use” trademark applications for registration of the trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. Section 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto; provided, however, after the expiration of the period in which the grant of a security interest therein would impair the validity or enforceability of said intent to use trademark application under federal law, then such trademark application shall cease to be “Excluded Trademark Collateral” and shall automatically be subject to the Lien and security interests granted hereby and to the terms and provisions of this Indenture as “Collateral.”

“Factoring Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to any other Person any Receivables (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, any assets related thereto, all contracts and all Guarantees or other obligations in respect of such accounts receivable, the proceeds of such Receivables and other assets that are customarily transferred, in connection with receivables factoring arrangements.

“Factoring Transaction Amount” means the amount of obligations outstanding under the legal documents entered into as part of such Factoring Transaction on any date of determination that would be characterized as principal if such Factoring Transaction were structured as a secured lending transaction rather than as a purchase.

“Fair Market Value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by Senior Management of the Company in good faith.

“Fitch” means Fitch Ratings, Inc. and any successor to its rating agency business.

“Fixed Amounts” means any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture under a restrictive covenant that does not require compliance with a financial ratio or test (including, without limitation, any Consolidated Coverage Ratio test, any Secured Net Leverage Ratio test and any Net Leverage Ratio test).

“Foreign Holding Company” means any (i) Subsidiary all or substantially all of the assets of which consist of the Capital Stock of one or more CFCs and/or intercompany loans, indebtedness or receivables owed by any CFC, and (ii) Disregarded Entity all or substantially all of the assets of which consist of the Capital Stock of one or more Subsidiaries described in part (i) of this definition.

“Foreign Subsidiary” means any Restricted Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia, and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. Unless specified, all ratios and computations contained in this Indenture will be computed in conformity with GAAP, except that in the event the Company is acquired in a transaction that is accounted for using purchase accounting, the effects of the application of purchase accounting shall be disregarded in the calculation of such ratios and other computations contained in this Indenture. In addition, lease liabilities and associated expenses recorded by the Company and its Subsidiaries pursuant to ASU 2016-02, Leases, shall not be treated as Indebtedness and shall not be included in Consolidated Interest Expense, unless the lease liabilities would have been treated as Capitalized Lease Obligations under GAAP as in effect prior to the adoption of ASU 2016-02, Leases (in which case such lease liabilities and associated expenses shall be treated as Capitalized Lease Obligations, and the interest component of such Capitalized Lease Obligation shall be included in Consolidated Interest Expense).

“Government Securities” means securities that are (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally Guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depositary receipt.

“Guarantee” means (1) any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and (2) any obligation, direct or indirect, contingent or otherwise, of such Person:

(a)            to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or

(b)            entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business.

“Guarantor” means each Restricted Subsidiary in existence on the Issue Date that provides a Note Guarantee on the Issue Date (and any other Restricted Subsidiary that provides a Note Guarantee after the Issue Date); provided that upon release or discharge of such Restricted Subsidiary from its Note Guarantee in accordance with this Indenture, such Restricted Subsidiary ceases to be a Guarantor.

“Guarantor Subordinated Obligation” means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly contractually subordinated in right of payment to the obligations of such Guarantor under its Note Guarantee.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement. For the avoidance of doubt, any agreements or arrangements related to a Permitted Bond Hedge or a Permitted Warrant shall not constitute a Hedging Obligation.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Immaterial Subsidiary” means any Restricted Subsidiary of the Company that is not a Material Subsidiary.

“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)            the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)            the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)            the principal component of all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments (including reimbursement obligations with respect thereto except to the extent such reimbursement obligation relates to a trade payable and such obligation is satisfied within 30 days of Incurrence);

(4)            the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of property (including earn-out obligations), which purchase price is due after the date of placing such property in service or taking delivery and title thereto, except (a) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business, and (b) any earn-out obligation until the amount of such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP that has been due and payable for 30 or more days;

(5)            Capitalized Lease Obligations and all Attributable Indebtedness in respect of a Sale/Leaseback Transaction of such Person (whether or not such items would appear on the balance sheet of such Person in accordance with GAAP);

(6)            the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the principal component or liquidation preference of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Non-Guarantor Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends);

(7)            the principal component of all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons;

(8)            the principal component of Indebtedness of other Persons to the extent Guaranteed by such Person (whether or not such items would appear on the balance sheet of such Person in accordance with GAAP);

(9)            to the extent not otherwise included in this definition, net obligations of such Person under Hedging Obligations (the amount of any such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Obligation that would be payable by such Person at such time);

(10)          to the extent not otherwise included in this definition, the Receivables Transaction Amount outstanding relating to a Qualified Receivables Transaction; and

(11)          to the extent not otherwise included in this definition, the Factoring Transaction Amount outstanding relating to a Factoring Transaction.

Notwithstanding the foregoing, money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall not be deemed to be “Indebtedness”; provided that such money is held to secure the payment of such interest.

Notwithstanding the foregoing, the amount of any Indebtedness outstanding as of any date shall (i) be the accreted value thereof in the case of any Indebtedness issued with original issue discount or the aggregate principal amount outstanding in the case of Indebtedness issued with interest payable in kind and (ii) include any interest (or in the case of Preferred Stock, dividends) thereon that is more than 30 days past due; provided that, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing until such obligations become due and payable. Except to the extent provided in the preceding sentence, the amount of any Indebtedness that is convertible into or exchangeable for Capital Stock of the Company outstanding as of any date shall be deemed to be equal to the principal and premium, if any, in respect of such Indebtedness, notwithstanding the provisions of GAAP (including Accounting Standards Codification Topic 470-20, Debt-Debt with Conversion and Other Options).

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Intercreditor Agreement” means that certain intercreditor agreement, dated as of the Issue Date, among the Notes Collateral Agent, the collateral agent in respect of the Senior Secured Credit Facilities, the Company and the Guarantors and such other representatives and parties from time to party thereto, as amended, supplemented or otherwise modified from time to time.

“Interest Payment Date” means March 15 and September 15 of each year to the stated maturity of the Notes.

“Interest Rate Agreement” means, with respect to any Person, any interest rate future or forward, swap or option, cap, collar or other agreement or arrangement designed to protect against fluctuations in interest rates and any other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding advances or extensions of credit to customers in the ordinary course of business or any debt or extension of credit represented by a bank deposit (other than a time deposit)) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:

(1)            Hedging Obligations entered into in the ordinary course of business and in compliance with this Indenture;

(2)            endorsements of negotiable instruments and documents in the ordinary course of business; and

(3)            an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.

For purposes of Section 4.08 and Section 4.13:

(1)            Investment will include the portion (proportionate to the Company’s equity interest in a Restricted Subsidiary that is to be designated an Unrestricted Subsidiary) of the Fair Market Value of the net assets of such Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company will be deemed to continue to have a permanent Investment in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Company’s aggregate Investment in such Subsidiary as of the time of such redesignation less (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary;

(2)            any property transferred to or from an Unrestricted Subsidiary will be valued at its Fair Market Value at the time of such transfer; and

(3)            if the Company or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Capital Stock of such Subsidiary not sold or disposed of.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, or BBB- or higher by Fitch or any other equivalent rating by any Rating Agency, in each case, with a stable or better outlook.

“Issue Date” means December 3, 2024.

“Junior Lien Indebtedness” means any Indebtedness which is permitted under this Indenture to be secured by the Collateral on a junior Lien basis relative to the Notes and the Note Guarantees pursuant to an Approved Intercreditor Agreement.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof or sale/leaseback, or any other agreement to sell or give a security interest in respect of such asset; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (1) any Investment or acquisition (whether by merger, consolidation or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing, (2) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and (3) any dividends or distributions on, or redemptions of, Capital Stock requiring irrevocable notice in advance thereof.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Indebtedness” means any Indebtedness of the Company or any Guarantor in an aggregate principal amount equal to or greater than $75.0 million.

“Material Subsidiary” means a Restricted Subsidiary of the Company (a) which, as of the most recent fiscal quarter of the Company, for the period of four consecutive fiscal quarters then ended, for which financial statements pursuant to Section 4.06(a)(1) and (2) have been delivered, contributed greater than 5% of the Company’s Consolidated EBITDA for such period, (b) which contributed greater than 5% of the Company’s Total Assets as of such date or (c) which owns, directly or indirectly, any Capital Stock of any Subsidiary that satisfies the criteria set forth in either clause (a) or clause (b) above; provided that, if at any time the aggregate amount of the Consolidated EBITDA or Total Assets of all Restricted Subsidiaries that are not Material Subsidiaries exceeds 10% of the Company’s Consolidated EBITDA for any such period or 10% of the Company’s Total Assets as of the end of any such fiscal quarter, the Company (or, in the event the Company has failed to do so within 10 days after delivery of the financial statements for such fiscal quarter pursuant to Section 4.06(a)(1) and (2), the Trustee) shall within 10 days after delivery of financial statements for such fiscal quarter pursuant to Section 4.06(a)(1) and (2) have been delivered designate sufficient Restricted Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Restricted Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (other than interest) and net proceeds from the sale or other disposition of any securities or other assets received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of:

(1)            all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses (including brokerage and sales commissions) Incurred, and all federal, state, provincial, foreign and local taxes paid or required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Disposition;

(2)            all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition (other than the Collateral), in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition;

(3)            all distributions and other payments required to be made to noncontrolling interest holders in Subsidiaries or Permitted Joint Ventures as a result of such Asset Disposition; and

(4)            the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and expenses and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credits or deductions and any tax sharing arrangements).

“Net Leverage Ratio,” as of any date of determination, means the ratio of:

(x)            the sum of the aggregate outstanding Indebtedness of the Company and its Restricted Subsidiaries as of the end of the Balance Sheet Date less the amount of unrestricted cash and Cash Equivalents held on such date by the Company and its Restricted Subsidiaries, to

(y)            Consolidated EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending on the Balance Sheet Date;

provided, however, that:

(1)            if the Company or any Restricted Subsidiary:

(a)            has Incurred any Indebtedness since the Balance Sheet Date that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Net Leverage Ratio is an Incurrence of Indebtedness, Indebtedness at the Balance Sheet Date will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the Balance Sheet Date and the discharge of any other Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the proceeds of such new Indebtedness will be calculated as if such discharge had occurred on the Balance Sheet Date; or

(b)            has repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of such period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Net Leverage Ratio includes a discharge of Indebtedness (in each case, other than Indebtedness Incurred under any revolving Debt Facility unless such Indebtedness has been permanently repaid and the related commitment terminated and not replaced), Indebtedness as of the Balance Sheet Date will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the Balance Sheet Date;

(2)            if since the beginning of such period the Company or any Restricted Subsidiary will have made any Asset Disposition or disposed of or discontinued any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Net Leverage Ratio includes such an Asset Disposition:

(a)            the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets that are the subject of such disposition or discontinuation for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)            if such transaction occurred after the date of such internal financial statements, Indebtedness at the end of such period will be reduced by an amount equal to the Indebtedness repaid, repurchased, redeemed, retired, defeased or otherwise discharged with the Net Available Cash of such Asset Disposition and the assumption of Indebtedness by the transferee;

(3)            if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or group of related assets or line of business, Consolidated EBITDA for such period and if such transaction occurred after the date of such internal financial statements, Indebtedness as of such Balance Sheet Date will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)            if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness or made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (1), (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA for such period and, if such transaction occurred after the Balance Sheet Date, Indebtedness as of the Balance Sheet Date will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period or as of the Balance Sheet Date, as applicable.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company. In making any pro forma calculation, the amount of Indebtedness under any revolving Debt Facility outstanding on the date of determination (other than any Indebtedness Incurred under such facility in connection with the transaction giving rise to the need to calculate the Net Leverage Ratio) will be deemed to be:

(i)            the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding; or

(ii)            if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include, without limitation, (1) adjustments calculated in accordance with Regulation S-X under the Securities Act, (2) adjustments calculated to give effect to any Pro Forma Cost Savings and (3) all adjustments of the type used in connection with the calculation of “Adjusted EBITDA” as set forth in “Management’s discussion and analysis of financial condition and results of operations—Reconciliation of Non-GAAP Financial Measures” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to such four-quarter period.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Guarantor.

“Non-Recourse Debt” means Indebtedness of a Person:

(1)            as to which neither the Company nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2)            no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)            the explicit terms of which provide there is no recourse against any of the assets of the Company or its Restricted Subsidiaries, except that Standard Securitization Undertakings shall not be considered recourse.

“Note Guarantee” means, individually, any Guarantee of payment of the Notes and the Company’s other Obligations under this Indenture by a Guarantor pursuant to the terms of this Indenture and any supplemental indenture thereto, and, collectively, all such Guarantees.

“Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture (if any) and Notes to be issued or authenticated upon transfer, replacement or exchange of Notes.

“Notes Collateral Agent” has the meaning set forth in the preamble hereto or any successor that replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder and thereafter “Notes Collateral Agent” shall mean or include each Person who is then a Notes Collateral Agent hereunder.

“Notes Documents” means this Indenture, the Notes, the Intercreditor Agreement and the Security Documents.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), other monetary obligations, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Offer to Purchase” means an Asset Disposition Offer or a Change of Control Offer.

“Offering Memorandum” means the offering memorandum dated November 19, 2024 related to the offer and sale of the Initial Notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Company or, in the event that the Company is a partnership or a limited liability company that has no such officers, a person duly authorized under applicable law by the general partner, managers, members or a similar body to act on behalf of the Company. Officer of any Guarantor has a correlative meaning.

“Officers’ Certificate” means a certificate signed by two Officers of the Company, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Company or other counsel who is reasonably acceptable to the Trustee.

“Pari Passu Lien Indebtedness” means (a) Indebtedness Incurred that is secured on a pari passu first lien basis with the Obligations under the Notes and (b) any other Indebtedness secured on a pari passu first lien basis with the Obligations under the Notes; provided that the holders of such Indebtedness or their Designated Representative shall have entered into an Approved Intercreditor Agreement.

“Permitted Bond Hedge” means any net-settled call options or capped call options referencing the Company’s Common Stock purchased by the Company in connection with the issuance of convertible or exchangeable debt securities by the Company or any Restricted Subsidiary to hedge the Company’s or such Restricted Subsidiary’s obligations to deliver Common Stock and/or pay cash under such Indebtedness, which call options are either “capped” or are purchased concurrently with the sale by the Company of a call option or options in respect of its Common Stock, in either case on terms that are customary for “call spread” transactions entered in connection with the issuance of convertible or exchangeable debt securities.

“Permitted Holders” means (a) the Section 16 Officers and (b) any “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) which includes and is under the general direction of any Section 16 Officer; provided that, without giving effect to the existence of such group or any other group, the Persons described in clause (a), collectively, beneficially own Voting Stock representing more than 50% of the total voting power of the Voting Stock of the Company held by such group.

“Permitted Investment” means any Investment by the Company or any Restricted Subsidiary in:

(1)            the Company or a Restricted Subsidiary (other than a Receivables Entity); provided that with respect to any Investment pursuant to this clause (1) of assets that constitute Collateral (other than in the ordinary course of business), such Investment may only be made in the Company or any Guarantor;

(2)            any Investment by the Company or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a)            such Person becomes a Restricted Subsidiary; or

(b)            such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(3)            cash and Cash Equivalents and Auction Rate Securities;

(4)            receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business;

(5)            payroll and similar advances to officers and employees in the ordinary course of business;

(6)            loans, advances and prepaid commissions to officers and employees of the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practices (including for travel, entertainment and relocation expenses) so long as (x) the aggregate amount of all loans and advances made pursuant to this clause (6) does not exceed $10.0 million at one any time outstanding and (y) the aggregate amount of loans and advances made pursuant to this clause (6) does not exceed $20.0 million at any one time outstanding (without giving effect to the forgiveness of any such loan);

(7)            any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a)            in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary, including in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or settlements, compromises or resolutions of litigation, arbitration or other disputes with such issuer; or

(b)            as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)            Investments made as a result of the receipt of non-cash consideration from an Asset Disposition that was made pursuant to and in compliance with Section 4.16;

(9)            Investments in existence on the Issue Date;

(10)          Hedging Obligations Incurred in compliance with Section 4.09;

(11)          Guarantees issued in accordance with Section 4.09 and Section 4.11;

(12)          Investments in Additional Assets made with the proceeds from any Asset Disposition that are applied pursuant to clauses (C) or (D) of Section 4.16(b);

(13)          the acquisition by a Receivables Entity in connection with a Qualified Receivables Transaction of Capital Stock interests of a trust or other Person established by such Receivables Entity to effect such Qualified Receivables Transaction and any other Investment by the Company or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction;

(14)          advances to suppliers of amounts provided by customers for the purchase of materials and the preparation of goods and inventory in respect of customer contracts entered into in the ordinary course of business;

(15)          [Reserved];

(16)          Investments in Permitted Joint Ventures in an aggregate amount outstanding at the time of each such Investment not to exceed the greater of (a) $125.0 million and (b) 4.0% of Total Assets outstanding at the time of such Investment (with the Fair Market Value of each such

Investment being measured at the time made and without giving effect to subsequent changes in value);

(17)          receivables owing to the Company or any of its Restricted Subsidiaries, prepaid expenses, and lease, utility, workers’ compensation, trade and other deposits, if created, acquired or entered into in the ordinary course of business;

(18)          payroll, business-related travel, and similar advances to cover matters that are expected at the time of such advances to be ultimately treated as expenses for accounting purposes and that are made in the ordinary course of business;

(19)          reclassification of any Investment initially made in (or reclassified as) one form into another (such as from equity to loan or vice versa); provided in each case that the amount of such Investment is not increased thereby;

(20)          any Investment in any Subsidiary of the Company or any joint venture in the ordinary course of business in connection with intercompany cash management arrangements or related activities;

(21)          the pledge of the Capital Stock of an Unrestricted Subsidiary or Permitted Joint Venture as security for Indebtedness of such Unrestricted Subsidiary or Permitted Joint Venture;

(22)          [Reserved];

(23)          Investments by the Company or any of its Restricted Subsidiaries, together with all other Investments pursuant to this clause (23), in an aggregate amount outstanding at the time of each such Investment not to exceed the greater of (a) $125.0 million and (b) 4.0% of Total Assets outstanding at the time of such Investment (with the Fair Market Value of each such Investment being measured at the time made and without giving effect to subsequent changes in value); and

(24)          any other Investment, so long as immediately after giving effect to such Investment, the Net Leverage Ratio on the date of the making of such Investment is less than 3.25 to 1.0.

“Permitted Joint Venture” means any joint venture in which the Company or any of its Restricted Subsidiaries has an Investment and which is engaged in a Similar Business.

“Permitted Liens” means, with respect to any Person:

(1)            (a) Liens on the Collateral securing Indebtedness and other obligations permitted to be Incurred under the provisions described in clause (1) of Section 4.09(b), related Hedging Obligations and related banking services or cash management obligations, (b) Liens on assets of Restricted Subsidiaries securing Guarantees of Indebtedness and such other obligations of the Company referred to in clause (a), and (c) Liens securing cash management services in the ordinary course of business; provided that subclauses (a) and (b) of this clause (1) shall only be available for Pari Passu Lien Indebtedness or Junior Lien Indebtedness;

(2)            pledges or deposits by such Person under workers’ compensation laws, social security, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or for the payment of rent or deposits in respect of letters of intent or purchase agreements, in each case Incurred in the ordinary course of business;

(3)            Liens consisting of carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and similar Liens, and Incurred in the ordinary course of business;

(4)            Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(5)            Liens in favor of issuers of surety or trade contracts, performance bonds or letters of credit or bankers’ acceptances or similar obligations issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(6)            encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(7)            Liens securing Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes);

(8)            leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

(9)            judgment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to such litigation;

(10)          Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capitalized Lease Obligations, mortgage financings, purchase money obligations or other payments Incurred to finance assets or property (other than Capital Stock or other Investments) acquired, constructed, improved or leased in the ordinary course of business; provided that:

(a)            the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired, constructed or improved and any fees, premiums, costs and expenses related to such Incurrence; and

(b)            such Liens are created within 180 days of construction, acquisition or improvement of such assets or property and do not encumber any other assets or property of the Company or any Restricted Subsidiary other than such assets or property, assets affixed or appurtenant thereto, improvements and accessions thereof and the proceeds from the sale, disposition or casualty event thereof;

(11)          Liens relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution;

(12)          Liens arising from UCC financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(13)          Liens existing on the Issue Date (other than Liens permitted under clause (1));

(14)          Liens on property or shares of stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided, further, however, that any such Lien may not extend to any other property owned by the Company or any Restricted Subsidiary;

(15)          Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary;

(16)          Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary (other than a Receivables Entity);

(17)          Liens securing the Notes and the Note Guarantees;

(18)          Liens securing Refinancing Indebtedness Incurred to refinance, refund, replace, amend, extend or modify, as a whole or in part, Indebtedness that was previously so secured pursuant to clauses (10), (13), (14), (15), (17),(18), (23) and (28) of this definition; provided that any such Lien is limited to all or part of the same property or assets (plus assets affixed or appurtenant thereto, improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(19)          any interest or title of a lessor, licensor or sublicensee under any lease, license or sublicense, as the case may be;

(20)          Liens in favor of the Company or any Restricted Subsidiary;

(21)          Liens on assets owned by Subsidiaries of the Company that are not Guarantors;

(22)          Liens on assets transferred to a Receivables Entity or on assets or Capital Stock of a Receivables Entity, in either case Incurred in connection with a Qualified Receivables Transaction, including Liens granted on any Qualified Receivables Account in favor of the financial institution counterparty to the Qualified Receivables Transaction;

(23)          Liens in favor or customs and revenue authorities freight forwarder or handlers to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(24)          Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(25)          Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(26)          Liens on Capital Stock or assets to be sold pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary in connection with any Asset Disposition or disposition of assets not constituting an Asset Disposition, in each case permitted by the terms of this Indenture, pending the closing of such sale or disposition;

(27)          Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; and

(28)          Liens not otherwise covered by clauses (1) through (27) securing Indebtedness in the aggregate amount outstanding at any time not to exceed the greater of (a) $100.0 million and (b) 3.25% of Total Assets at the time of Incurrence.

“Permitted Warrant” means any call option in respect of the Company’s Common Stock sold by the Company concurrently with any Permitted Bond Hedge, which call option permits settlement in cash at the option of the Company.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated), which is preferred as to the payment of dividends, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

“Pro Forma Cost Savings” means, without duplication, with respect to any period, the net reduction in costs and other operating improvements or synergies that have been realized or are reasonably anticipated to be realized in good faith with respect to a pro forma event within 12 months of the date of such pro forma event and that are reasonable and factually supportable, as if all such reductions in costs had been effected as of the beginning of such period, decreased by any incremental expenses incurred or to be incurred during such four quarter period in order to achieve such reduction in costs. Pro Forma Cost Savings described in the preceding sentence shall be accompanied by an Officers’ Certificate delivered to the Trustee from the Company’s chief financial officer that outlines the specific actions taken or to be taken and the net cost reductions and other operating improvements or synergies achieved or to be achieved from each such action and certifies that such cost reductions and other operating improvements or synergies meet the criteria set forth in the preceding sentence.

“Purchase Money Note” means a promissory note of a Receivables Entity evidencing the deferred purchase price of Receivables (and related assets) and/or a line of credit, which may be irrevocable, from the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction with a Receivables Entity, which deferred purchase price or line is repayable from cash available to the Receivables Entity, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated Receivables.

“Qualified Receivables Account” means any deposit account of the Company or any Restricted Subsidiary that is designated to receive only amounts owing with respect to Receivables subject to a Qualified Receivables Transaction.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (1) a Receivables Entity (in the case of a transfer by the Company or any of its Restricted Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any Receivables (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, any assets related thereto, all contracts and all Guarantees or other obligations in respect of such Receivables, the proceeds of such Receivables and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization involving Receivables.

“Rating Agency” means each of S&P, Moody’s and Fitch or, if S&P, Moody’s or Fitch shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P, Moody’s and/or Fitch, as the case may be.

“Rating Date” means the earlier of the (i) consummation of a Change of Control and (ii) public announcement of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

“Rating Decline” means the decrease in the rating of the notes by two or more Rating Agencies by one or more gradations (including gradations within rating categories as well as between rating categories) from its rating on the Rating Date, or the withdrawal of a rating of the notes by two or more Rating Agencies, in each case on, or within 30 days after, the Rating Date (which period shall be extended so long as the rating of the notes is under publicly announced consideration by any of the Rating Agencies); provided that such Rating Agencies have confirmed that such decrease in or withdrawal of rating is a result of the Change of Control; provided, further, that no Rating Decline shall occur if following such decrease in rating, the rating of the Notes by at least two Rating Agencies are equal to or better than their respective ratings on the Issue Date.

“Receivable” means a right to receive payment arising from a sale, transfer, conveyance, lien, pledge of security interest in or lease of goods or the performance of services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit and shall include, in any event, any items of property that would be classified as an “account,” “chattel paper,” “payment intangible” or “instrument” under the UCC as in effect in the State of New York and any “supporting obligations” as so defined.

“Receivables Entity” means a Wholly Owned Subsidiary (or another Person in which the Company or any Restricted Subsidiary makes an Investment and to which the Company or any Restricted Subsidiary transfers Receivables and related assets) which engages in no activities other than in connection with the financing of Receivables and which is designated by the Senior Management of the Company (as provided below) as a Receivables Entity:

(1)            no portion of the Indebtedness or any other obligations (contingent or otherwise) which:

(a)             is Guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings);

(b)             is recourse to or obligates the Company or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

(c)             subjects any property or asset of the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)            with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing Receivables; and

(3)            to which neither the Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.

Any such designation by the Senior Management of the Company shall be evidenced to the Trustee by an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Receivables Fees” means any fees or interest paid to purchasers or lenders providing the financing in connection with a Qualified Receivables Transaction, Factoring Transaction or other similar arrangement, including any such amounts paid by discounting the face amount of Receivables or participations therein transferred in connection with a Qualified Receivables Transaction, Factoring Transaction or other similar arrangement, regardless of whether any such transaction is structured as on-balance sheet or off-balance sheet or through a Restricted Subsidiary or an Unrestricted Subsidiary.

“Receivables Transaction Amount” means the amount of obligations outstanding under the legal documents entered into as part of such Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

“Record Date” for the interest payable on any applicable Interest Payment Date means March 1 or September 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Refinancing Indebtedness” means Indebtedness that is Incurred to refund, refinance, replace, exchange, renew, repay or extend, in whole or in part (including pursuant to any defeasance or discharge mechanism) (collectively, “refinance,” “refinances” and “refinanced” shall each have a correlative meaning), any Indebtedness existing on the Issue Date or Incurred in compliance with this Indenture (including additional Indebtedness Incurred to pay premiums (including reasonable tender premiums, as determined in good faith by the Company), defeasance costs, accrued interest and fees, costs and expenses in connection with any such refinancing) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that:

(1)            (a) if the Stated Maturity of the Indebtedness being refinanced is earlier than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Notes, the Refinancing Indebtedness has a Stated Maturity at least 91 days later than the Stated Maturity of the Notes;

(2)            the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced;

(3)            such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced (plus, without duplication, any additional Indebtedness Incurred to pay premiums required by the instruments governing such existing Indebtedness or reasonable tender premiums (as determined in good faith by the Company), defeasance costs, accrued interest and fees, costs and expenses in connection with any such refinancing);

(4)            if the Indebtedness being refinanced is subordinated in right of payment to the Notes or the Note Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees on terms, taken as a whole, at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being refinanced;

(5)            Refinancing Indebtedness shall not include Indebtedness of a Non-Guarantor Subsidiary that refinances Indebtedness of the Company or a Guarantor; and

(6)            Indebtedness to the extent such Indebtedness is Secured Indebtedness and the Liens securing such Indebtedness have a lien priority equal to or junior to the Liens securing the Indebtedness being refinanced.

“Refinancing Transactions” has the definition set forth in the Offering Memorandum.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture, or any other officer to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary. Unless otherwise indicated, when used herein, the term “Restricted Subsidiary” shall refer to a Restricted Subsidiary of the Company.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person (other than the Company or any of its Restricted Subsidiaries) and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the United States Securities and Exchange Commission.

“Section 16 Officer” means any officer of the Company that would be an “officer” of the Company within the meaning of Rule 16a-1(f) under the Exchange Act.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (x) Indebtedness of the Company and its Restricted Subsidiaries secured by a Lien on the Collateral as of the end of the Balance Sheet Date less the amount of unrestricted cash and Cash Equivalents held on such date by the Company and its Restricted Subsidiaries to (y) Consolidated EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending on the Balance Sheet Date. The Secured Net Leverage Ratio shall be adjusted on a pro forma basis in a manner consistent with the definition of “Net Leverage Ratio” (including for acquisitions).

“Secured Obligations” means the Obligations in respect of the Notes and the Note Guarantees as more fully set forth in the Security Documents.

“Secured Parties” means the collective reference to the Notes Collateral Agent, the Trustee and any other Person to which Secured Obligations are owed.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means that certain Security Agreement, dated as of the Issue Date, among the Company, the Guarantors party thereto and the Notes Collateral Agent.

“Security Documents” means, collectively, the Security Agreement, the Intercreditor Agreement, any other Approved Intercreditor Agreement and all other agreements, instruments and documents executed in connection with this Indenture that are intended to create, perfect or evidence Liens to secure the notes and the Note Guarantees, and shall also include, without limitation, all other security agreements, pledge agreements, mortgages, deeds of trust, loan agreements, notes, guarantees, subordination agreements, intercreditor agreements, pledges and each of the other agreements, instruments or documents that creates, perfects or evidences, or purports to create, perfect or evidence a Lien in favor of the Notes Collateral Agent for the benefit of the Holders, the Note Guarantees and the other Secured Parties, in each case as amended, supplemented or otherwise modified from time to time.

“Senior Management” means the chief executive officer and the chief financial officer of the Company.

“Senior Secured Credit Facilities” means the Credit Agreement dated the Issue Date, by and among the Company, as the borrower, the guarantors parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the several lenders and agents parties thereto from time to time, as the same may be amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (including, in each case, increasing the amount loaned thereunder; provided that such additional Indebtedness is Incurred in accordance with Section 4.09). The Senior Secured Credit Facilities provide for, as of the Issue Date, a revolving credit facility in an amount of $400.0 million (the “Revolving Credit Facility”) and a term A loan facility in an amount of $500.0 million.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC as of the Issue Date.

“Similar Business” means (a) any business of the type engaged in by the Company or any of its Restricted Subsidiaries on the Issue Date (either directly or through joint ventures), (b) any business in the payment or treasury management, data management, data analytics, cloud solutions or check or promotional industries, and (c) any business or other activities that are reasonably similar, ancillary, incidental, synergistic, complementary or related thereto, or a reasonable extension, derivation, development, innovation or expansion of, any of the foregoing. For the avoidance of doubt, the definition of “Similar Business” includes distributors of the Safeguard services and product lines.

“SPC” means a special purpose, bankruptcy-remote Person formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of accounts receivable and related rights in connection with and pursuant to a Qualified Receivables Transaction.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary that are reasonably customary in Qualified Receivables Transactions.

“Stated Maturity” means, with respect to any Indebtedness, the date specified in the agreement governing or certificate relating to such Indebtedness as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision, but not including any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) that is subordinated or junior in right of payment to the Notes pursuant to its terms.

“Subsidiary” of any Person means (a) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) or (b) any partnership, joint venture, limited liability company or similar entity of which more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, is, in the case of clauses (a) and (b), at the time owned or controlled, directly or indirectly, by (1) such Person, (2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary will refer to a Subsidiary of the Company.

“Total Assets” means the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Company or such other Person as may be expressly stated, determined on a pro forma basis in a manner consistent with the pro forma adjustments contained in the definition of Consolidated Coverage Ratio.

“Transfer Restricted Notes” means Definitive Notes and any other Notes that bear or are required to bear the Restricted Notes Legend.

“Treasury Rate” means as of any date of redemption of Notes the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to September 15, 2026; provided, however, that if the period from the redemption date to September 15, 2026 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to September 15, 2026 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank Trust Company, National Association, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the perfection of security interests or any Collateral.

“Unrestricted Subsidiary” means:

(1)            any Subsidiary of the Company which at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided in Section 4.13; and

(2)            any Subsidiary of an Unrestricted Subsidiary.

“U.S.” means the United States of America.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable, of such Person.

“Wholly Owned Subsidiary” means a Restricted Subsidiary, all of the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

Section 1.02	Other Definitions.

Term	Defined in Section
“Acceptable Commitment”	4.16(b)
“Affiliate Transaction”	4.14(a)
“Agent Members”	2.1(c) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“Asset Disposition Offer Amount”	4.16(e)
“Asset Disposition Offer Period”	4.16(e)
“Asset Disposition Offer”	4.16(c)
“Asset Disposition Purchase Date”	4.16(e)

Term	Defined in Section
“Authentication Order”	2.02(c)
“Change of Control Offer”	4.15(a)
“Change of Control Payment”	4.15(a)
“Change of Control Payment Date”	4.15(a)
“Clearstream”	1.1(a) of Appendix A
“Covenant Defeasance”	8.03(a)
“Definitive Notes Legend”	2.2(e) of Appendix A
“Designation”	4.13(a)
“Distribution Compliance Period”	1.1(a) of Appendix A
“ERISA Legend”	2.2(e) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Event of Default”	6.01(a)
“Excess Proceeds”	4.16(c)
“Expiration Date”	1.05(j)
“Global Note”	2.1(b) of Appendix A
“Global Notes Legend”	2.2(e) of Appendix A
“Guaranteed Obligations”	10.01(a)
“IAI Global Note”	2.1(b) of Appendix A
“IAI”	1.1(a) of Appendix A
“Initial Lien”	4.10
“Legal Defeasance”	8.02(a)
“Note Register”	2.03(a)
“Paying Agent”	2.03(a)
“QIB”	1.1(a) of Appendix A
“Registrar”	2.03(a)
“Regulation S Global Note”	2.1(b) of Appendix A
“Regulation S Notes”	2.1(a) of Appendix A
“Regulation S”	1.1(a) of Appendix A
“Reinstatement Date”	4.17(b)
“Restricted Notes Legend”	2.2(e) of Appendix A
“Restricted Payment”	4.08(a)
“Revocation”	4.13(b)
“Rule 144”	1.1(a) of Appendix A
“Rule 144A Global Note”	2.1(b) of Appendix A
“Rule 144A Notes”	2.1(a) of Appendix A
“Rule 144A”	1.1(a) of Appendix A
“Second Commitment”	4.16(b)
“Successor Company”	5.01(a)
“Successor Guarantor”	5.01(c)
“Suspended Covenants”	4.17(a)
“Suspension Date”	4.17(a)
“Suspension Period”	4.17(b)
“Unrestricted Global Note”	1.1(a) of Appendix A
“U.S. Person”	1.1(a) of Appendix A

Section 1.03	Rules of Construction.

Unless the context otherwise requires:

(1)            a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein;

(2)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)            “or” is not exclusive;

(4)            words in the singular include the plural, and words in the plural include the singular;

(5)            provisions apply to successive events and transactions;

(6)            unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(7)            the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(8)            “including” means including without limitation;

(9)            references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(10)           unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(11)          in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Company may classify such transaction as it, in its sole discretion, determines.

Section 1.04	Limited Condition Transactions.

When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Indebtedness and the use of the proceeds thereof, the Incurrence of Liens, repayments, Restricted Payments and Asset Dispositions), in each case, at the option of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into (or, if applicable, the date of delivery of an irrevocable notice, declaration of a dividend or similar event) and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Indebtedness and the use of proceeds thereof, the Incurrence of Liens, repayments, Restricted Payments and Asset Dispositions) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket

(and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes; provided that (a) compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence or issuance of Indebtedness and the use of proceeds thereof, the Incurrence of Liens, repayments, Restricted Payments and Asset Dispositions) and (b) Consolidated EBITDA for purposes of the Consolidated Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Company in good faith.

For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA of the Company, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations (and no Default or Event of Default shall be deemed to have occurred due to such failure to comply), and (2) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

Section 1.05	Acts of Holders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 1.05.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved (1) by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or (2) in any other manner deemed reasonably sufficient by the Trustee. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

(c)            The ownership of Notes shall be proved by the Note Register.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every

Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee, the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.

(e)            The Company may set a record date for purposes of determining the identity of Holders entitled to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, or to vote on or consent to any action authorized or permitted to be taken by Holders; provided that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in clause (f) below. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or vote or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation or vote. If any record date is set pursuant to this clause (e), the Holders on such record date, and only such Holders, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action (including revocation of any action), whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes, or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder in the manner set forth in Section 13.02.

(f)            The Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in the giving or making of (1) any notice of default under Section 6.01(a), (2) any declaration of acceleration referred to in Section 6.02, (3) any direction referred to in Section 6.05 or (4) any request to pursue a remedy as permitted in Section 6.06. If any record date is set pursuant to this paragraph, the Holders on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Notes or each affected Holder, as applicable, on such record date. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company and to each Holder in the manner set forth in Section 13.02.

(g)            Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(h)            Without limiting the generality of the foregoing, a Holder, including a Depositary that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such Depositary’s standing instructions and customary practices.

(i)             The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by a Depositary entitled under the procedures of such Depositary, if any, to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders; provided that if such a record date is fixed, only the beneficial owners of interests in such Global Note on such record date or their duly appointed proxy or proxies shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such beneficial owners remain beneficial owners of interests in such Global Note after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be effective hereunder unless made, given or taken on or prior to the applicable Expiration Date.

(j)             With respect to any record date set pursuant to this Section 1.05, the party hereto that sets such record date may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Notes in the manner set forth in Section 13.02, on or prior to both the existing and the new Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section 1.05, the party hereto which set such record date shall be deemed to have initially designated the 90th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this clause (j).

ARTICLE 2

THE NOTES

Section 2.01	Form and Dating; Terms.

(a)            Provisions relating to the Initial Notes, Additional Notes, and any other Notes issued under this Indenture are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. However, to the extent that any provision of Appendix A conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)            The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors, the Trustee and the Notes Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to an Asset Disposition Offer as provided in Section 4.16 or a Change of Control Offer as provided in Section 4.15,

and otherwise as not prohibited by this Indenture. The Notes shall not be redeemable, other than as provided in Article 3.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first Interest Payment Date and the first date from which interest will accrue) as the Initial Notes; provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.09 and Section 4.10; and provided, further, that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will be issued as a separate series under this Indenture and will have a separate CUSIP number and ISIN from the Initial Notes. Any Additional Notes shall be issued with the benefit of a supplemental indenture to this Indenture.

Section 2.02	Execution and Authentication.

(a)            At least one Officer shall execute the Notes on behalf of the Company by manual, facsimile or PDF signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(b)            A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form of Exhibit A attached hereto by the manual or facsimile signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

(c)            On the Issue Date, the Trustee shall, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time and from time to time, the Trustee shall, upon receipt of an Authentication Order, authenticate and deliver any Additional Notes in an aggregate principal amount specified in such Authentication Order for such Additional Notes issued hereunder.

(d)            The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

(e)            The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (i) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $450,000,000, (ii) subject to the terms of this Indenture, Additional Notes, (iii) any other Unrestricted Global Notes issued in exchange for any of the foregoing in accordance with this Indenture and (iv) Notes pursuant to Sections 2.06, 2.07, 2.10, 3.06, 3.09, 4.15, 4.16 and 9.04 in accordance with this Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes, Additional Notes or other Unrestricted Global Notes.

Section 2.03	Registrar and Paying Agent.

(a)            The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and at least one office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.

(b)            The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as Paying Agent and Registrar for the Notes and to act as Custodian with respect to the Global Notes.

(c)            The Company will be responsible for making calculations called for under the Notes, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Notes. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and, absent manifest error, the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

Section 2.04	Paying Agent to Hold Money in Trust.

The Company shall, no later than 11:00 a.m. (New York City time) on each due date for the payment of principal, premium, if any, and interest on any of the Notes, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held in trust for the Holders entitled to the same, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, a Paying Agent shall have no further liability for the money. If the Company or a Restricted Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06	Transfer and Exchange.

(a)            The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A.

(b)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(c)            No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange (other than pursuant to Section 2.07), but the Company may require Holders to pay any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.15, 4.16 and 9.04).

(d)            All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(e)            Neither the Company nor the Registrar shall be required (1) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business ten days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (2) to register the transfer of or to exchange any Note so selected for redemption, or tendered for repurchase (and not withdrawn) in connection with a Change of Control Offer or an Asset Disposition Offer, in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part or (3) to register the transfer of or to exchange any Note between a Record Date and the next succeeding Interest Payment Date.

(f)            Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and (subject to the Record Date provisions of the Notes) interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(g)            Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 4.02, the Company shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(h)            At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and mail or deliver in accordance with the Applicable Procedures, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Appendix A.

(i)            All items required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by mail or by facsimile or electronic transmission.

Section 2.07	Replacement Notes.

If a mutilated Note is surrendered to the Trustee or if a Holder claims that its Note has been lost, destroyed or wrongfully taken and the Trustee receives evidence to its satisfaction of the ownership and loss, destruction or theft of such Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are otherwise met. If required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge the Holder for the expenses of the Company and the Trustee in replacing a Note. Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder. Notwithstanding the foregoing provisions of this Section 2.07, in case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

Section 2.08	Outstanding Notes.

(a)            The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; provided that Notes held by the Company or a Subsidiary of the Company will not be deemed to be outstanding for purposes of Section 3.07(b).

(b)            If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c)            If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue from and after the date of such payment.

(d)            If a Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on the maturity date, any redemption date or any date of purchase pursuant to an Offer to Purchase, money sufficient to pay Notes payable or to be redeemed or purchased on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09	Treasury Notes.

In determining whether the Holders of the requisite principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10	Temporary Notes.

Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.

Section 2.11	Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act). Certification of the cancellation of all cancelled Notes shall, upon the written request of the Company, be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest.

(a)            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than ten days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Company of such special record date. At least ten days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or deliver by electronic transmission in accordance with the Applicable Procedures, or cause to be mailed or delivered by electronic transmission in accordance with the Applicable Procedures to each Holder, a notice that states the special record date, the related payment date and the amount of such interest to be paid.

(b)            Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue interest, which were carried by such other Note.

Section 2.13	CUSIP and ISIN Numbers

The Company in issuing the Notes may use CUSIP or ISIN numbers (if then generally in use) and, if so, the Trustee may use CUSIP or ISIN numbers in notices of redemption or exchange or in Offers to Purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange or in Offers to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01	Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee, at least five Business Days before notice of redemption is required to be mailed or sent or caused to be mailed or sent to Holders pursuant to Section 3.03 (unless a shorter notice shall be agreed to by the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth (1) the paragraph or subparagraph of such Note or Section of this Indenture pursuant to which the redemption shall occur, (2) the redemption date, (3) the principal amount of the Notes to be redeemed, (4) the redemption price, if then ascertainable, and (5) any condition precedent to such redemption pursuant to Section 3.07(g).

Section 3.02	Selection of Notes to Be Redeemed or Purchased.

(a)            If less than all of the Notes are to be redeemed pursuant to Section 3.07 or purchased in an Offer to Purchase at any time, the Trustee shall select the Notes to be redeemed or purchased on a pro rata basis, by lot in accordance with the Applicable Procedures or by such other method as the Trustee in its sole discretion deems to be fair and appropriate. The Trustee shall not be liable for selection made by it under this Section 3.02. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than ten nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Notes not previously called for redemption or purchase.

(b)            The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $1,000 or whole number multiples of $1,000; provided that no Notes of $2,000 in principal amount or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

(c)            After the redemption date, upon surrender of a Note to be redeemed in part only, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note, representing the same Indebtedness to the extent not redeemed, shall be issued in the name of the Holder of the Notes upon cancellation of the original Note (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.03	Notice of Redemption.

(a)            Subject to Section 3.09, the Company shall mail or deliver by electronic transmission in accordance with the Applicable Procedures, or cause to be mailed (or delivered by electronic transmission in accordance with the Applicable Procedures) notices of redemption of Notes not less than ten days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed pursuant to this Article at such Holder’s registered address or otherwise in accordance with the Applicable Procedures, except that redemption notices may be mailed or delivered more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11.

(b)            The notice shall identify the Notes to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(1)            the redemption date;

(2)            the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that in connection with a redemption under Section 3.07(a), the notice need not set forth the redemption price but only the manner of calculation thereof;

(3)            if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed;

(4)            the name and address of the Paying Agent;

(5)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)            that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)            the paragraph or subparagraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)            that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Notes; and

(9)            if applicable, any condition to such redemption.

(c)            At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least five Business Days before notice of redemption is required to be sent or caused to be sent to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officers’ Certificate requesting that the Trustee give such notice, together with the notice to be given, setting forth the information to be stated in such notice as provided in Section 3.03(b).

(d)            If any notice of redemption is conditioned upon the satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. If any such condition precedent has not been satisfied, the Company will provide prompt written notice to the Trustee delaying or rescinding such redemption, and the Company may delay such redemption until a new redemption date set forth in such notice (provided that such new redemption date shall not be more than 60 days after the date the original redemption notice was mailed (or delivered by electronic transmission in accordance with the Applicable Procedures) pursuant to Section 3.03(a)) or rescind the redemption and notice of redemption, in which case the notice of redemption shall be of no force or effect and the redemption of the Notes shall not occur. Upon receipt of such notice from the Company, if requested by the Company, the Trustee shall promptly send a copy of such notice to the Holders of the Notes to be redeemed in the same manner in which the notice of redemption was given if such notice was delivered by the Trustee.

Section 3.04	Effect of Notice of Redemption.

Once notice of redemption is mailed or delivered in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price (except as provided for in Section 3.07(g)). The notice, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Section 3.05	Deposit of Redemption or Purchase Price.

(a)            No later than 11:00 a.m. (New York City time) on the redemption or purchase date (or such later time on such date as consistent with the Applicable Procedures to which the Trustee may reasonably agree), the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. If funds for such purpose are on deposit, the Paying Agent shall promptly send or mail to each Holder whose Notes are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

(b)            If the Company complies with the provisions of Section 3.05(a), on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, to, but excluding, the redemption or purchase date in respect of such Note will be paid on such redemption or purchase date to the Person in whose name such Note is registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.05(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06	Notes Redeemed or Purchased in Part.

Upon surrender of a Note held in definitive form that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same Indebtedness to the extent not redeemed or purchased; provided that each new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officers’ Certificate is required for the Trustee to authenticate such new Note.

Section 3.07	Optional Redemption.

(a)            At any time prior to September 15, 2026, the Company may redeem the Notes, in whole or in part, upon notice pursuant to Section 3.03 at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Calculation of the Applicable Premium will be made by the Company or on behalf of the Company by such Person as the Company shall designate; provided that such calculation or the correctness thereof shall not be a duty or obligation of the Trustee. Promptly after the determination thereof, the Company shall give the Trustee notice of the redemption price provided for in this Section 3.07(a), and the Trustee shall not be responsible for such calculation.

(b)            Prior to September 15, 2026, the Company may on any one or more occasions redeem up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the Net Cash Proceeds of one or more Equity Offerings upon notice pursuant to Section 3.03, at a redemption price equal to 108.125% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date; provided that (1) at least 60% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after each such redemption; and (2) such redemption occurs within 120 days after the closing of such Equity Offering.

(c)            Commencing with the 12-month period from the Issue Date to December 2, 2025, to and including the period from December 3, 2025 to September 15, 2026, the Company may redeem up to 10.000% of the aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) during each such period, upon notice pursuant to Section 3.03, at a redemption price equal to 103.000% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

(d)            Except pursuant to clause (a), (b) or (c) of this Section 3.07, the Notes shall not be redeemable at the Company’s option prior to September 15, 2026.

(e)            On and after September 15, 2026, the Company may redeem the Notes, in whole or in part, upon notice pursuant to Section 3.03 at the redemption prices (expressed as a percentage of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest on the Notes, if any, to, but excluding, the applicable redemption date, if redeemed during the 12-month period beginning on September 15 of each of the years indicated below:

Year	Percentage
2026	104.063%
2027	102.031%
2028 and thereafter	100.000%

(f)             Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06.

(g)            Any redemption notice in connection with this Section 3.07 may, at the Company’s discretion, be subject to one or more conditions precedent, including the consummation of any related Equity Offering, Incurrence of indebtedness, consummation of a Change of Control, consummation of a refinancing of any Indebtedness or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed. In addition, the Company may provide in such notice that payment of the redemption price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(h)            The Company may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of this Indenture.

(i)             If any redemption pursuant to this Section 3.07 shall occur on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders of the Notes which are redeemed.

Section 3.08	Mandatory Redemption.

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09	Offers to Repurchase by Application of Excess Proceeds.

(a)            In the event that, pursuant to Section 4.16, the Company is required to commence an Asset Disposition Offer, the Company will follow the procedures specified below.

(b)            The Asset Disposition Offer will remain open for the Asset Disposition Offer Period. No later than the Asset Disposition Purchase Date, the Company will apply all Excess Proceeds to the purchase of the Asset Disposition Offer Amount, or, if less than the Asset Disposition Offer Amount of Notes (and, if applicable, Pari Passu Lien Indebtedness) has been so validly tendered, all Notes and Pari Passu Lien Indebtedness validly tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as redemption payments on the Notes are made.

(c)            If the Asset Disposition Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Asset Disposition Purchase Date, shall be paid on the Asset Disposition Purchase Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(d)            Upon the commencement of an Asset Disposition Offer, the Company shall mail a notice (or, in the case of Global Notes, otherwise communicate in accordance with the Applicable Procedures of the Depositary) to each of the Holders, with a copy to the Trustee, which notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Disposition Offer. The Asset Disposition Offer shall be made to all Holders and, if required, all holders of Pari Passu Lien Indebtedness. The notice, which shall govern the terms of the Asset Disposition Offer, shall state:

(1)            that the Asset Disposition Offer is being made pursuant to this Section 3.09 and Section 4.16 and the length of time the Asset Disposition Offer shall remain open;

(2)            the Asset Disposition Offer Amount, the purchase price, including the portion thereof representing any accrued and unpaid interest, and the Asset Disposition Purchase Date;

(3)            that any Note not properly tendered or accepted for payment shall continue to accrue interest;

(4)            that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Disposition Offer will cease to accrue interest on and after the Asset Disposition Purchase Date;

(5)            that Holders electing to have a Note purchased pursuant to an Asset Disposition Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6)            that Holders electing to have a Note purchased pursuant to any Asset Disposition Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or to transfer such Note by book-entry transfer, to the Company, the Depositary, if applicable, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Asset Disposition Purchase Date;

(7)            that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives at the address specified in the notice, not later than the expiration of the Asset Disposition Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder tendered for purchase and a statement that such Holder is withdrawing its tendered Notes and its election to have such Note purchased;

(8)            that, if the aggregate principal amount of Notes and Pari Passu Lien Indebtedness surrendered by the holders thereof exceeds the Asset Disposition Offer Amount, then the Notes and such Pari Passu Lien Indebtedness will be purchased on a pro rata basis based on the aggregate accreted value or principal amount, as applicable, of the Notes or such Pari Passu Lien Indebtedness validly tendered and not properly withdrawn and the selection of the Notes for purchase shall be made by the Trustee by such method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note having a principal amount of $2,000 shall be purchased in part; and

(9)            that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same Indebtedness to the extent not repurchased.

(e)            On or before the Asset Disposition Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Disposition Offer Amount of Notes, Pari Passu Lien Indebtedness and/or senior Indebtedness or portions thereof validly tendered and not properly withdrawn pursuant to the Asset Disposition Offer, or, if less than the Asset Disposition Offer Amount has been validly tendered and not properly withdrawn, all Notes, Pari Passu Lien Indebtedness and senior Indebtedness so tendered, in the case of the Notes, in integral multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. The Company will deliver, or cause to be delivered, to the Trustee the Notes so accepted and an Officers’ Certificate stating the aggregate principal amount of Notes so accepted and that such Notes were accepted for payment by the Company in accordance with the terms of this Section 3.09. In addition, the Company will deliver all certificates and instruments required, if any, by the agreements governing the Pari Passu Lien Indebtedness and senior Indebtedness.

(f)             The Paying Agent or the Company, as the case may be, will promptly, but in no event later than five Business Days after termination of the Asset Disposition Offer Period, mail or wire transfer (or otherwise deliver in accordance with the Applicable Procedures of DTC) to each tendering Holder or holder or lender of Pari Passu Lien Indebtedness or senior Indebtedness, as the case may be, an amount equal to the purchase price of the Notes, Pari Passu Lien Indebtedness or senior Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Authentication Order from the Company, will authenticate and mail (or otherwise deliver in accordance with the Applicable Procedures of DTC) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officers’ Certificate will be required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. In addition, the Company will take any and all other actions required by the agreements governing the Pari Passu Lien Indebtedness or senior Indebtedness with respect to the applicable Asset Disposition. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof.

(g)            The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to an Asset Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of any conflict.

(h)            Other than as specifically provided in this Section 3.09 or Section 4.16, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06.

ARTICLE 4

COVENANTS

Section 4.01	Payment of Notes.

(a)            The Company will pay, or cause to be paid, the principal, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 11:00 a.m. (New York City time), on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the principal, premium, if any, and interest then due.

(b)            The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02	Maintenance of Office or Agency.

The Company shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company and the Guarantors in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate additional offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03	Taxes.

The Company shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies except (a) such as are being contested in good faith and by appropriate negotiations or proceedings or (b) where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.04	Stay, Extension and Usury Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or the Notes Collateral Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.05	Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (1) its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary and (2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole. For the avoidance of doubt, this Section 4.05 shall not restrict the Company or any Restricted Subsidiary from changing its organizational form and shall not restrict any disposition of any Restricted Subsidiary or its properties, including any merger or consolidation, otherwise made in compliance with this Indenture.

Section 4.06	Reports and Other Information.

(a)            Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to the rules and regulations promulgated by the SEC, the Company will file with the SEC within the time periods (including any grace period or extension permitted by the SEC) specified in the SEC’s rules and regulations that are then applicable to the Company (or if the Company is not then subject to the reporting requirements of the Exchange Act, then the time periods for filing applicable to a filer that is not an “accelerated filer” as defined in such rules and regulations):

(1)            all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations” section and a report on the annual financial statements by the Company’s independent registered public accounting firm;

(2)            all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations” section; and

(3)            all current reports that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form, if the Company were required to file such reports.

(b)            Notwithstanding Section 4.06(a), the Company will not be obligated to file such reports with the SEC if the SEC does not permit such filings, so long as the Company provides such information to the Trustee and the Holders and makes available such information to prospective purchasers of the Notes, in each case at the Company’s expense and by the applicable date the Company would be required to file such information pursuant to Section 4.06(a). In addition, to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Company will furnish to Holders and to securities analysts and prospective purchasers of the Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

(c)            The requirements set forth in Sections 4.06(a) and 4.06(b) may be satisfied by the Company posting the required reports on its website or delivering such information to the Trustee and posting copies of such information on any website (which may be nonpublic and may be maintained by the Company or a third party) to which access will be given to Holders, securities analysts and prospective purchasers of the Notes, in each case within the time periods that would apply if the Company were required to file those reports with the SEC.

(d)            If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively, would otherwise have been a Significant Subsidiary, then the annual and quarterly financial information required by this Section 4.06 shall include a reasonably detailed presentation, as determined in good faith by Senior Management of the Company, either on the face of the financial statements or in the footnotes to the financial statements and in the “Management’s discussion and analysis of financial condition and results of operations” section, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(e)            Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the

Company’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC or EDGAR or any website under this Indenture, or participate in any conference calls.

Section 4.07	Compliance Certificate.

(a)            The Company will deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred and be continuing, describing all such Defaults of which he or she may have knowledge and what action the Company is taking or propose to take with respect thereto).

(b)            When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company will promptly (which shall be within ten days following the date on which the Company becomes aware of such Default, receives notice of such Default or becomes aware of such action, as applicable) send to the Trustee an Officers’ Certificate specifying such event, its status and what action the Company is taking or proposes to take with respect thereof.

Section 4.08	Limitation on Restricted Payments.

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to:

(1)            declare or pay any dividend or make any distribution (whether made in cash, securities or other property) on or in respect of its or any of its Restricted Subsidiaries’ Capital Stock (including any payment on or in respect of the Company’s or any of its Restricted Subsidiaries’ Capital Stock made in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries (but excluding payments on or in respect of the Capital Stock of any Person which becomes a Restricted Subsidiary as a result of such merger or consolidation)) other than:

(A)            dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock); and

(B)            dividends or distributions by a Restricted Subsidiary, so long as, in the case of any dividend or distribution payable on or in respect of any Capital Stock issued by a Restricted Subsidiary that is not a Wholly Owned Subsidiary, the Company or the Restricted Subsidiary holding such Capital Stock receives at least its pro rata share of such dividend or distribution;

(2)            purchase, redeem, retire or otherwise acquire for value, including in connection with any merger or consolidation, any Capital Stock of the Company or any direct or indirect parent of the Company held by Persons other than the Company or a Restricted Subsidiary;

(3)            make any principal payment on, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled repayment, scheduled sinking fund payment or scheduled maturity, any Subordinated Obligations or Guarantor Subordinated Obligations, other than:

(A)            Indebtedness of the Company owing to and held by any Guarantor or Indebtedness of a Guarantor owing to and held by the Company or any other Guarantor permitted under clause (5) of Section 4.09(b); or

(B)            the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations or Guarantor Subordinated Obligations of any Guarantor purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(4)            make any Restricted Investment

(all such payments and other actions referred to in clauses (1) through (4) of this Section 4.08(a) (other than any exception thereto) shall be referred to as a “Restricted Payment”), unless, at the time of and after giving effect to such Restricted Payment:

(A)            no Default shall have occurred and be continuing (or would result therefrom);

(B)            immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the provisions of Section 4.09(a); and

(C)            the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made subsequent to April 1, 2021 (including Restricted Payments permitted by clauses (4), (5), (6), (7), (13) and (14) of Section 4.08(b) but excluding Restricted Payments permitted by all other clauses of Section 4.08(b)) would not exceed the sum of (without duplication):

(i)            50% of Consolidated Net Income for the period (treated as one accounting period) from April 1, 2021 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income is a deficit, minus 100% of such deficit); plus

(ii)           100% of the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities or other property received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) or other capital contributions subsequent to April 1, 2021, other than:

(x)	Net Cash Proceeds received from an issuance or sale of such Capital Stock to a Subsidiary of the Company or to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination; and

(y)	Net Cash Proceeds received by the Company from the issue and sale of its Capital Stock or capital contributions to the extent applied in accordance with Section 4.08(b)(7)(A); plus

(iii)           the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than Indebtedness held by a Subsidiary of the Company) subsequent to April 1, 2021 of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); plus

(iv)           the amount equal to the net reduction in Restricted Investments and received in respect of Restricted Investments made by the Company or any of its Restricted Subsidiaries in any Person resulting from:

(x)	repurchases or redemptions of such Restricted Investments by such Person, proceeds realized upon the sale of such Restricted Investment to a purchaser that is not an Affiliate, repayments of loans or advances or other transfers of assets (including by way of dividend or distribution) by such Person to the Company or any Restricted Subsidiary (other than for reimbursement of tax payments), and the amount of any cancellation of any Guarantee or other contingent obligation constituting a Restricted Investment; or

(y)	the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries or the merger or consolidation of an Unrestricted Subsidiary with and into the Company or any of its Restricted Subsidiaries (valued in each case as provided in the definition of “Investment”), which amount in each case under this clause (iv) was previously included in the calculation of the amount of Restricted Payments; provided, however, that no amount will be included under this clause (iv) to the extent it is already included in Consolidated Net Income; plus

(v)            $75.0 million.

(b)            The provisions of Section 4.08(a) will not prohibit:

(1)            any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock, Disqualified Stock or Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or similar trust to the extent such sale to an employee stock ownership plan or similar trust is financed by loans from or Guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination), which, in the case of any such sale, occurs within 60 days of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value; provided, however, that the Net Cash Proceeds from such sale of Capital Stock will be excluded from clause (C)(ii) of Section 4.08(a);

(2)            any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or Guarantor Subordinated Obligations of any Guarantor made by exchange for, or out of the proceeds of the sale of, Subordinated Obligations of the Company or any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Guarantor Subordinated Obligations of any Guarantor made by exchange for or out of the proceeds of the substantially concurrent sale of Guarantor Subordinated Obligations of a Guarantor, so long as (A) such incurrence occurs within 60 days of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value and (B) such refinancing Subordinated Obligations or Guarantor Subordinated Obligations are permitted to be Incurred pursuant to Section 4.09;

(3)            any purchase, repurchase, redemption, defeasance or other acquisition or retirement of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for or out of the proceeds of the substantially concurrent sale of Disqualified Stock of the Company or such Restricted Subsidiary, as the case may be, so long as such refinancing Disqualified Stock is permitted to be Incurred pursuant to Section 4.09 and constitutes Refinancing Indebtedness;

(4)            the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (A) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to Section 4.15 or (B) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to Section 4.16; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Change of Control Offer or Asset Disposition Offer, as applicable, as provided in such covenant with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Change of Control Offer or Asset Disposition Offer;

(5)            any purchase or redemption of Subordinated Obligations or Guarantor Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.16;

(6)            dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this Section 4.08;

(7)            the purchase, redemption or other acquisition (including by cancellation of Indebtedness), cancellation or retirement for value of Capital Stock or equity appreciation rights of the Company or any direct or indirect parent of the Company held by any existing or former directors, officers or employees of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case in connection with the repurchase provisions under stock option or stock purchase agreements or other agreements to compensate such persons approved by the Board of Directors of the Company or upon their death, disability or termination; provided that such Capital Stock or equity appreciation rights were received for services related to, or for the benefit of, the Company and its Restricted Subsidiaries; and provided, further, that such redemptions or repurchases pursuant to this clause will not exceed $10.0 million in the aggregate during any calendar year (with any unused amounts in any calendar year being carried over to the immediately succeeding calendar year subject to a maximum of $20.0 million in any calendar year), although such amounts may be increased by an amount not to exceed:

(A)           the Net Cash Proceeds from the sale of Capital Stock (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, the Net Cash Proceeds from the sale of Capital Stock of any of the Company’s direct or indirect parent companies, in each case to existing or former directors, officers or employees of the Company, or any of its Subsidiaries that occurs after April 1, 2021, to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments; plus

(B)            the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after April 1, 2021; less

(C)            the amount of any Restricted Payments made since April 1, 2021 with the Net Cash Proceeds described in clauses (A) and (B) of this clause (7);

(8)             the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company issued in accordance with the terms of this Indenture to the extent such dividends are included in the definition of “Consolidated Interest Expense”;

(9)             repurchases of Capital Stock deemed to occur upon the exercise, conversion or exchange of stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities if such Capital Stock represents all or a portion of the exercise price thereof or the payment of related withholding taxes;

(10)           the distribution, by dividend or otherwise, of shares of Capital Stock of Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or cash equivalents);

(11)           any payment of cash by the Company in respect of fractional shares of the Company’s Capital Stock (A) upon the exercise, conversion or exchange of any stock options, warrants, other rights to purchase Capital Stock or other convertible or exchangeable securities or (B) arising out of stock dividends, splits, combinations or business combinations (provided such transaction shall not be for the purpose of evading this limitation);

(12)           any payment of cash by the Company or any Subsidiary issuer to a holder of Convertible Notes upon conversion or exchange of such Convertible Notes, which cash payment is made at the election of the Company or such Subsidiary and does not exceed an amount equal to the principal amount of the Convertible Notes that are converted or exchanged and any accrued interest paid thereon;

(13)           the purchase of any Permitted Bond Hedge;

(14)           the payment of cash dividends on shares of the Company’s outstanding Common Stock; provided that (A) the amount of such dividends in any fiscal quarter of the Company shall not exceed $0.30 per share (such per share amount subject to pro rata adjustment for any stock splits, stock dividends, stock combinations, reverse stock splits or similar events) and (B) the aggregate dollar amount of such dividends in any fiscal year shall not exceed $60.0 million;

(15)           payments or distributions to stockholders pursuant to appraisal rights required under applicable law in connection with any consolidation, merger or transfer of assets that complies with Section 5.01;

(16)           [Reserved];

(17)           the redemption, repurchase or other acquisition for value of any Capital Stock of any Foreign Subsidiary of the Company that are held by a Person that is not an Affiliate of the Company; provided that the consideration for such redemption, repurchase or other acquisition is not in excess of either (i) the Fair Market Value of such common Capital Stock or (ii) such amount required by applicable laws, rules or regulations;

(18)           any Restricted Payment, so long as immediately after giving effect to such Restricted Payment, the Net Leverage Ratio on the date of the making of such Restricted Payment is less than 2.75 to 1.0; and

(19)           other Restricted Payments not to exceed $25.0 million in the aggregate during any fiscal year;

provided, however, that at the time of and after giving effect to, any Restricted Payment permitted under clauses (5), (7), (10), (14), (18) and (19), no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)            The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of such Restricted Payment of the assets or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The amount of any Restricted Payment paid in cash shall be its face amount.

(d)            To the extent any cash or any other property (other than Capital Stock of the Company which is not Disqualified Stock) is distributed by the Company or any of its Restricted Subsidiaries upon the conversion or exchange of any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock of the Company, (1) any amount of such cash or property that exceeds the principal amount of the Indebtedness that is converted or exchanged and any accrued interest paid thereon (and only such excess amount) shall be deemed to be a Restricted Payment described in clause (2) of Section 4.08(a) and (2) the amount of such cash or property up to an amount equal to the principal amount of the Indebtedness that is converted or exchanged and any accrued interest paid thereon shall be deemed to be a Restricted Payment described in clause (3) of Section 4.08(a) if such Indebtedness is a Subordinated Obligation or Guarantor Subordinated Obligation. If the Company or any of its Restricted Subsidiaries repurchases any Indebtedness of the Company or its Restricted Subsidiaries convertible or exchangeable for Capital Stock of the Company in the open market at a price in excess of the principal amount of such Indebtedness and any accrued interest thereon, such excess amount (and only such excess amount) shall be deemed to be a Restricted Payment described in clause (2) of Section 4.08(a).

(e)            For the avoidance of doubt, this Section 4.08 shall not restrict the making of any “AHYDO catch-up payment” with respect to, and required by the terms of, any Indebtedness of the Company or any of the Restricted Subsidiaries permitted to be incurred under the terms of this Indenture.

(f)             For purposes of determining compliance with this Section 4.08, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in Section 4.08(b)(1) through (19) above or pursuant to the Section 4.08(a), the Company, in its sole discretion, may order and classify, and subsequently reorder and reclassify, such Restricted Payment in any manner in compliance with this Section 4.08.

Section 4.09	Limitation on Indebtedness.

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness); provided, however, that the Company and any of its Restricted Subsidiaries may Incur Indebtedness if on the date thereof and after giving effect thereto on a pro forma basis (after giving effect to the application of the proceeds of such Incurrence) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries is at least 2.0 to 1.0; provided, further, that Non-Guarantor Subsidiaries may not Incur Indebtedness pursuant to the Consolidated Coverage Ratio test under this Section 4.09(a) if, after giving pro forma effect to such Incurrence (including the application of the proceeds therefrom), more than an aggregate of the greater of (x) $125.0 million and (y) 4.0% of Total Assets at the time of Incurrence of Indebtedness of Non-Guarantor Subsidiaries would be outstanding pursuant to the Consolidated Coverage Ratio test under this Section 4.09(a).

(b)            The provisions of Section 4.09(a) will not prohibit the Incurrence of the following Indebtedness:

(1)            Indebtedness of the Company or any Restricted Subsidiary Incurred under a Debt Facility (including Indebtedness outstanding under the Senior Secured Credit Facilities on the Issue Date) and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with undrawn trade letters of credit and reimbursement obligations relating to trade letters of credit satisfied within 30 days being excluded, and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate amount outstanding at any one time not to exceed (a)(i) $1,000.0 million plus (ii) the greater of (A) $400.0 million and (B) 100% of Consolidated EBITDA for the most recently ended reference period determined at the time of Incurrence plus (b) an amount such that the Secured Net Leverage Ratio is less than or equal to 3.5 to 1.0 (assuming, for purposes of the calculation of the Secured Net Leverage Ratio, that any commitments with respect to Indebtedness under any revolving Debt Facility permitted to be incurred under this clause (1) are fully drawn on such date); provided that solely for the purpose of calculating the Secured Net Leverage Ratio under this clause (1), any outstanding Indebtedness Incurred under this clause (1) that is unsecured shall nevertheless be deemed to be secured by a Lien on the Collateral;

(2)            Indebtedness represented by the Notes (including any Note Guarantee) (other than any Additional Notes);

(3)            Indebtedness of the Company and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1), (2), (4), (5), (6), (8), (11), (15) and (16) of this Section 4.09(b));

(4)            Guarantees by (A) the Company or Guarantors of Indebtedness permitted to be Incurred by the Company or a Guarantor in accordance with the provisions of this Indenture; provided that in the event such Indebtedness that is being Guaranteed is a Subordinated Obligation or a Guarantor Subordinated Obligation, then the related Guarantee shall be subordinated in right of payment to the Notes or the Note Guarantee, as the case may be, to the same extent as the Subordinated Obligation or Guarantor Subordinated Obligation, as applicable, and (B) Non-Guarantor Subsidiaries of Indebtedness Incurred by Non-Guarantor Subsidiaries in accordance with the provisions of this Indenture;

(5)            Indebtedness of the Company owing to and held by any Restricted Subsidiary (other than a Receivables Entity) or Indebtedness of a Restricted Subsidiary owing to and held by the Company or any other Restricted Subsidiary (other than a Receivables Entity); provided, however, that for purposes of this clause (5),

(A)            any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being beneficially held by a Person other than the

Company or a Restricted Subsidiary of the Company (other than a Receivables Entity); and

(B)            any sale or other transfer of any such Indebtedness to a Person other than the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity),

shall be deemed, in each case under this clause (5), to constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, as of the time of such issuance or transfer;

(6)            Disqualified Stock or Preferred Stock of a Restricted Subsidiary held by the Company or any other Restricted Subsidiary (other than a Receivables Entity); provided, however, (A) any subsequent issuance or transfer of Capital Stock or any other event which results in such Disqualified Stock or Preferred Stock being beneficially held by a Person other than the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity); and (B) any sale or other transfer of any such Disqualified Stock or Preferred Stock to a Person other than the Company or a Restricted Subsidiary of the Company (other than a Receivables Entity), shall be deemed, in each case under this clause (6), to constitute an Incurrence of such Disqualified Stock or Preferred Stock by such Subsidiary, as of the time of such issuance or transfer;

(7)            Indebtedness of Persons Incurred and outstanding on the date on which such Person became a Restricted Subsidiary or all or substantially all of the assets of such Person were acquired by, or such Person was merged with or into, the Company or any Restricted Subsidiary (other than Indebtedness Incurred (a) to provide all or any portion of the funds utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired or merged with or into the Company or a Restricted Subsidiary or (b) otherwise in connection with, or in contemplation of, such acquisition or merger); provided, however, that at the time such Person is acquired by, or such Person is merged with or into the Company or a Restricted Subsidiary, either

(A)           the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.09(a) on a pro forma basis after giving effect to the Incurrence of such Indebtedness (and any application of the proceeds thereof) pursuant to this clause (7); or

(B)            on a pro forma basis, the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries is higher than such ratio immediately prior to such acquisition or merger;

(8)            Indebtedness under Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes);

(9)            Indebtedness (including Capitalized Lease Obligations) of the Company or a Restricted Subsidiary Incurred to finance the acquisition, purchase, lease, construction or improvement of any property, real property, plant or equipment used or to be used in the business of the Company or such Restricted Subsidiary, whether through the direct purchase or acquisition of such property, real property, plant or equipment or through the purchase or acquisition of the Capital Stock of any Person owning such property, real property, plant or equipment, and any Indebtedness of the Company or a Restricted Subsidiary which serves to refund or refinance any Indebtedness Incurred pursuant to this clause (9), in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (9) and then outstanding, will not exceed the greater of (a) $100.0 million and (b) 3.25% of Total Assets at the time of Incurrence;

(10)           Indebtedness Incurred by the Company or its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, performance, bid, surety, appeal and similar bonds and completion Guarantees (not for borrowed money) and similar obligations in the ordinary course of business;

(11)           Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn-out or similar obligations, or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in each case, Incurred or assumed in connection with the acquisition or disposition of any business or assets of the Company or any business, assets or Capital Stock of a Restricted Subsidiary or any business, assets or Capital Stock of any Person, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition; provided that, with respect to a disposition, the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(12)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(13)           Indebtedness Incurred in Qualified Receivables Transactions and Factoring Transactions in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (13) and then outstanding, will not exceed $150.0 million at the time of Incurrence;

(14)           the Incurrence or issuance by the Company or any Restricted Subsidiary of Refinancing Indebtedness that serves to refund or refinance any Indebtedness Incurred as permitted under Section 4.09(a) and clauses (2), (3), (7) and this clause (14) of this Section 4.09(b), or any Indebtedness issued to so refund or refinance such Indebtedness, including additional Indebtedness Incurred to pay premiums (including reasonable, as determined in good faith by the Company, tender premiums), defeasance and discharge costs, accrued interest and fees and expenses in connection therewith;

(15)           Indebtedness consisting of Indebtedness issued by the Company or any Restricted Subsidiary to existing or former directors, officers or employees of the Company or any Subsidiary of the Company or their assigns, estates or heirs, in each case to finance the purchase, redemption or other acquisition of Capital Stock or equity appreciation rights of the Company to the extent described in clause (7) of Section 4.08(b);

(16)           Cash Management Obligations and guarantees in respect thereof incurred in the ordinary course of business;

(17)           Indebtedness representing installment insurance premiums of the Company or any Restricted Subsidiary owing to insurance companies in the ordinary course of business;

(18)           unsecured guarantees Incurred in the ordinary course of business by the Company of operating leases of Subsidiaries; and

(19)           in addition to the items referred to in clauses (1) through (18) of this Section 4.09(b), Indebtedness of the Company and its Restricted Subsidiaries in an aggregate outstanding principal amount which, when taken together with the principal amount of all other Indebtedness Incurred pursuant to this clause (19) and then outstanding, will not exceed the greater of (a) $150.0 million and (b) 5.0% of Total Assets at the time of Incurrence.

(c)            For purposes of determining compliance with this Section 4.09:

(1)            in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in Section 4.09(b) or may be Incurred under Section 4.09(a), the Company, in its sole discretion, will classify such item of Indebtedness on the date of Incurrence and may later reclassify such item of Indebtedness in any manner that complies with Section 4.09(a) or Section 4.09(b) and will be entitled to divide the amount and type of such Indebtedness among more than one of such clauses under Section 4.09(a) or Section 4.09(b); provided that all Indebtedness outstanding on the Issue Date Incurred under the Senior Secured Credit Facilities (treating all commitments under the Revolving Credit Facility on the Issue Date as fully drawn and outstanding on the Issue Date) shall be deemed Incurred under clause (1)(a)(i) of Section 4.09(b) and may not later be reclassified; provided, further, that all other Indebtedness (or the portion thereof) Incurred under clause (1) of Section 4.09(b) shall be deemed Incurred under clause (1) of Section 4.09(b) may not later be reclassified;

(2)            if obligations in respect of letters of credit are Incurred pursuant to a Debt Facility and relate to other Indebtedness, then such letters of credit shall be treated as Incurred pursuant to clause (1) of Section 4.09(b) and such other Indebtedness shall not be included; and

(3)            except as provided in clause (2) of this Section 4.09(c), Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the calculation of such particular amount.

(d)            Accrual of interest, accrual of dividends, the accretion of accreted value, the amortization of debt discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock or Disqualified Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this Section 4.09.

(e)            If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this Section 4.09, the Company shall be in Default of this Section 4.09).

(f)            For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced plus accrued interest thereon and premium payable in connection therewith. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(g)            The Company will not, and will not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated or junior in right of payment to any other Indebtedness (including Acquired Indebtedness) of the Company or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be contractually subordinated or junior in right of payment to any other Indebtedness solely by virtue of (i) being unsecured or (ii) its having a junior priority with respect to the same collateral.

Section 4.10	Limitation on Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur, assume or suffer to exist any Lien (each, an “Initial Lien”) upon any of its property or assets (including Capital Stock of Subsidiaries), or income or profits therefrom, whether owned on the Issue Date or acquired after that date, which Lien is securing any Indebtedness, unless such Initial Lien is a Permitted Lien.

Section 4.11	Future Guarantors.

(a)            The Company will cause (1) each Domestic Subsidiary (other than any Excluded Subsidiary) that becomes a borrower under the Senior Secured Credit Facilities or that Incurs or Guarantees, on the Issue Date or at any time thereafter, the Obligations under the Senior Secured Credit Facilities and (2) each Domestic Subsidiary (other than any Excluded Subsidiary) that Guarantees any other Material Indebtedness of the Company or any Guarantor, on the Issue Date or at any time thereafter, to within 60 days (i) execute and deliver to the Trustee a supplemental indenture substantially in the form provided as Exhibit C to this Indenture pursuant to which such Domestic Subsidiary will irrevocably and unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of premium, if any, and interest in respect of the Notes on a senior basis and all other Obligations under this Indenture, and (ii) to the extent any assets of such Domestic Subsidiary are assets of the type which would constitute Collateral under the Security Documents, enter into such amendments, supplements or other instruments in such jurisdictions as may be required by applicable law to cause such assets to be made subject to the Lien of the applicable Security Documents, together with such financing statements or comparable documents to the extent required by and subject to the limitations set forth in the Security Documents, as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions.

(b)            Each Domestic Subsidiary that becomes a Guarantor on or after the Issue Date will also become a party to the Security Documents and the Intercreditor Agreement and will take such actions necessary and otherwise consistent with such actions taken with respect to the Guarantees and Collateral in connection with the issuance of the Notes required to grant for the benefit of the Trustee, the Notes Collateral Agent and the Holders a perfected security interest in any Collateral held by such Domestic Subsidiary with the same priority as the Notes being secured by such Collateral.

(c)            The obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any Guarantees under the Senior Secured Credit Facilities) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Note Guarantee or pursuant to its contribution Obligations under this Indenture, result in the Obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

(d)            Each Note Guarantee shall be released in accordance with the provisions of Section 10.06. Upon the release of any Guarantor from its Note Guarantee, the Liens granted by such Guarantor under the Security Documents will also be automatically released and the Trustee and the Notes Collateral Agent will execute such documents confirming such release as the Company or such Guarantor may request (such documents to be in form and substance reasonably satisfactory to the Trustee and the Notes Collateral Agent).

Section 4.12	Limitation on Restrictions on Distribution From Restricted Subsidiaries.

(a)            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(1)            pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness or other obligations owed to the Company or any Restricted Subsidiary (it being understood that (A) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (B) the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances);

(2)            make any loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3)            sell, lease or transfer any of its property or assets to the Company or any Restricted Subsidiary (it being understood that such transfers shall not include any type of transfer described in clause (1) or (2) of this Section 4.12(a)).

(b)            The preceding provisions will not prohibit encumbrances or restrictions existing under or by reason of:

(1)            contractual encumbrances or restrictions pursuant to agreements in effect at or entered into on the Issue Date, including without limitation, (i) the Senior Secured Credit Facilities and related documentation and (ii) Hedging Obligations and other agreements or instruments (whether or not related to the Senior Secured Credit Facilities);

(2)            this Indenture, the Notes, the Note Guarantees, the Security Documents and the Intercreditor Agreement;

(3)            any agreement or other instrument of a Person acquired by the Company or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired (including after-acquired property);

(4)            any amendment, restatement, modification, renewal, supplement, refunding, replacement or refinancing of an agreement referred to in this Section 4.12(b); provided, however, that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive, taken as a whole, than the encumbrances and restrictions contained in the agreements referred to in this Section 4.12(b) on the Issue Date or the date such Restricted Subsidiary became a Restricted Subsidiary or was merged into a Restricted Subsidiary, whichever is applicable;

(5)            in the case of clause (3) of Section 4.12(a), Liens permitted to be Incurred under the provisions of Section 4.10 that limit the right of the debtor to dispose of the assets subject to such Liens;

(6)            purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations permitted under this Indenture, to the extent such encumbrance or restriction is customary for such purchase money obligation or Capitalized Lease Obligation;

(7)            contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or a portion of the Capital Stock or assets of such Subsidiary;

(8)            restrictions on cash or other deposits or net worth imposed by customers or suppliers, or required by insurance, surety or bonding companies;

(9)            any customary provisions in joint venture agreements relating to Permitted Joint Ventures that are not Restricted Subsidiaries and other similar agreements;

(10)          any customary provisions (including anti-assignment, net worth and similar provisions) in leases, subleases or licenses and other agreements entered into by the Company or any Restricted Subsidiary;

(11)          encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order;

(12)          any Purchase Money Note or other Indebtedness or contractual requirements Incurred with respect to a Qualified Receivables Transaction or Factoring Transaction relating exclusively to a Receivables Entity that, in the good faith determination of the Senior Management of the Company, are necessary to effect such Qualified Receivables Transaction or Factoring Transaction;

(13)          any agreement or instrument governing any Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred or issued under this Indenture that contains encumbrances and other restrictions that either (x) are no more restrictive in any material respect taken as a whole with respect to any Restricted Subsidiary than (i) the restrictions contained in this Indenture or the Senior Secured Credit Facilities as of the Issue Date or, in the case of any Refinancing Indebtedness, in the Indebtedness being refinanced, or (ii) those encumbrances and other restrictions that are in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date, (y) are not materially more disadvantageous, taken as a whole, to the Holders than is customary in comparable financings for similarly situated issuers or (z) will not otherwise materially impair the Company’s ability to make payments on the Notes when due, in each case in the good faith judgment of Senior Management of the Company;

(14)           Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity; and

(15)           customary provisions in Hedging Obligations.

Section 4.13	Designation of Restricted and Unrestricted Subsidiaries.

(a)            The Company may designate after the Issue Date any Subsidiary (including any newly acquired or newly formed Subsidiary) as an “Unrestricted Subsidiary” under this Indenture (a “Designation”) only if:

(1)            no Default or Event of Default has occurred and is continuing after giving effect to such Designation;

(2)            the Subsidiary to be so designated and its Subsidiaries do not at the time of Designation own any Capital Stock or Indebtedness of, or own or hold any Lien with respect to, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary so designated;

(3)            all the Indebtedness of such Subsidiary and its Subsidiaries shall, at the date of designation, and will at all times thereafter, consist of Non-Recourse Debt;

(4)            such Subsidiary is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(A)           to subscribe for additional Capital Stock of such Subsidiary; or

(B)            to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve any specified levels of operating results; and

(5)            either (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (B) if such Subsidiary has consolidated assets greater than $1,000, then such Designation would be permitted under Section 4.08 or the definition of “Permitted Investment.”

(b)            The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a “Revocation”) only if, immediately after giving effect to such Revocation:

(1)            (A) the Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) or (B) the Consolidated Coverage Ratio of the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such Revocation, in each case on a pro forma basis taking into account such Revocation;

(2)            all Liens of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of this Indenture; and

(3)            no Default or Event of Default has occurred and is continuing after giving effect to such Revocation.

(c)            Any such Designation or Revocation shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such Designation or Revocation, as the case may be, and an Officers’ Certificate and an Opinion of Counsel certifying that such Designation or Revocation complies with the foregoing conditions.

(d)            A Revocation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness of such Subsidiary shall be deemed to be Incurred as of such date.

Section 4.14	Transactions with Affiliates.

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or asset or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:

(1)            the terms of such Affiliate Transaction are, taken as a whole, no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at the time of such transaction in arms’-length dealings with a Person that is not an Affiliate; and

(2)            in the event such Affiliate Transaction involves an aggregate consideration in excess of $25.0 million, either (x) the terms of such transaction have been approved by a majority of the members of such Board of Directors; or (y) the Company has received a written opinion from an Independent Financial Advisor stating that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms, taken as a whole, are not materially less favorable than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate.

(b)            Section 4.14(a) will not apply to:

(1)            any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries and any Guarantees issued by the Company or a Restricted Subsidiary for the benefit of the Company or a Restricted Subsidiary, as the case may be;

(2)            Restricted Payments permitted to be made pursuant to Section 4.08 or Permitted Investments;

(3)            any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or as the funding of, employment agreements and other compensation arrangements, options to purchase Capital Stock of the Company, restricted stock plans, long-term incentive plans, stock appreciation rights plans, participation plans, severance agreements or similar employee benefits plans and/or indemnity provided on behalf of directors, officers, employees or consultants approved by the Board of Directors of the Company;

(4)            the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, directors, officers, employees or consultants of the Company or any Restricted Subsidiary;

(5)            loans or advances to employees, officers or directors of the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practice, in an aggregate amount not in excess of $7.5 million at any one time outstanding (without giving effect to the forgiveness of any such loan);

(6)            any transaction pursuant to any agreement as in effect as of the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders in any material respect in the good faith judgment of Senior Management or the Board of Directors of the Company, when taken as a whole, than the terms of the agreements in effect on the Issue Date;

(7)            any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Company or a Restricted Subsidiary; provided that such agreement was not entered into in contemplation of such acquisition or merger, and any amendment thereto, so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of Senior Management or the Board of Directors of the Company, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition or merger;

(8)            transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Company and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that in the reasonable determination of the members of the Board of Directors or Senior Management of the Company, such transactions are on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained at the time of such transactions in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person;

(9)            any issuance or sale of Capital Stock (other than Disqualified Stock) to Affiliates of the Company and the granting of registration and other customary rights in connection therewith;

(10)           sales or other transfers or dispositions of accounts receivable and other related assets customarily transferred in an asset securitization transaction involving accounts receivable to a Receivables Entity in a Qualified Receivables Transaction, and acquisitions of Permitted Investments in connection with a Qualified Receivables Transaction;

(11)           intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Company and its Restricted Subsidiaries in the ordinary course of business;

(12)           payroll, travel, business entertainment and similar advances to officers, directors, employees and consultants of the Company or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Company or such Subsidiary for accounting purposes and that are made in the ordinary course of business;

(13)           the provision by the Company or any of its Restricted Subsidiaries of ordinary-course administrative and other services, including, without limitation, any accounting, legal, treasury, credit and cash management, management, marketing, sales, labor, customer relations, indemnification, logistics, human resources, tax, insurance and procurement services, to joint ventures and Unrestricted Subsidiaries;

(14)           transactions with any joint venture engaged in a Similar Business; provided that all the outstanding ownership interests of such joint venture are owned only by the Company, its Restricted Subsidiaries and other wholly owned Subsidiaries and other Persons that are not Affiliates of the Company;

(15)           pledges of Capital Stock of Unrestricted Subsidiaries; and

(16)           transactions in which the Company or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that the terms, taken as a whole, are not materially less favorable than those that might reasonably have been obtained by the Company or such Restricted Subsidiary in a comparable transaction at such time on an arms’-length basis from a Person that is not an Affiliate.

Section 4.15	Offer to Repurchase Upon Change of Control Triggering Event.

(a)            If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem all of the Notes pursuant to Sections 3.03 and 3.07 (including by providing notice of optional redemption in accordance with Section 3.03), the Company will make an offer to purchase all of the Notes (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (the “Change of Control Payment”), subject to the right of Holders of record on a Record Date to receive any interest due on the Change of Control Payment Date. No later than 30 days following any Change of Control Triggering Event, unless the Company has exercised its right to redeem all of the Notes pursuant to Sections 3.03 and 3.07 (including by providing notice of optional redemption in accordance with Section 3.03), the Company will mail a notice of such Change of Control Offer to each Holder or otherwise deliver notice in accordance with the Applicable Procedures of DTC, with a copy to the Trustee, stating:

(1)            that a Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for purchase by the Company at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to, but excluding, the Change of Control Payment Date (subject to the right of Holders of record on the applicable Record Date to receive interest due on the Change of Control Payment Date);

(2)            the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or otherwise delivered in accordance with the Applicable Procedures of DTC) (the “Change of Control Payment Date”);

(3)            if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, that the Change of Control Offer is conditioned upon the occurrence of such Change of Control Triggering Event and setting forth a brief description of the definitive agreement for the Change of Control Triggering Event;

(4)            that Notes must be tendered in multiples of $1,000, and any Note not properly tendered will remain outstanding and continue to accrue interest;

(5)            that, unless the Company defaults in the payment of the Change of Control Payment, any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;

(6)            that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed or to transfer such Notes by book-entry transfer, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(7)            that Holders shall be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the Paying Agent receives at the address specified in the notice, not later than the expiration time of the day of the Change of Control Offer, notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(8)            that if a Holder is tendering less than all of its Notes, such Holder will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof); and

(9)            the procedures determined by the Company, consistent with this Section 4.15 that a Holder must follow in order to have its Notes purchased.

The notice, if mailed or delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (A) the notice is mailed or delivered in a manner herein provided and (B) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect.

(b)            On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)            accept for payment all Notes or portions of Notes (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer; provided that if, following purchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such purchase would be less than $2,000, then the portion of such Note so purchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such purchase is $2,000;

(2)            deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered; and

(3)            deliver or cause to be delivered to the Trustee for cancellation the Notes so purchased together with an Officers’ Certificate and an Opinion of Counsel stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company is in accordance with the terms of this Section 4.15.

(c)            The Paying Agent will promptly mail or wire transfer (or otherwise deliver in accordance with the Applicable Procedures of DTC) to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Company will promptly issue and, upon delivery of an authentication order from the Company, the Trustee will promptly authenticate and mail (or otherwise deliver in accordance with the Applicable Procedures of DTC) (or cause to be transferred by book entry) to each Holder a new Note (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officers’ Certificate will be required for the Trustee to authenticate and mail, deliver or transfer such new Note) equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof.

(d)            If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Change of Control Payment Date will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such Record Date.

(e)            Prior to making a Change of Control Payment, and as a condition to such payment (1) the requisite lenders or holders of Indebtedness incurred or issued under a credit facility, an indenture or other agreement, including the Senior Secured Credit Facilities, that may be violated by such payment shall have consented to such Change of Control Payment being made and waived the event of default, if any, caused by the Change of Control Triggering Event or (2) the Company shall have repaid all outstanding Indebtedness incurred or issued under a credit facility, an indenture or other agreement, including the Senior Secured Credit Facilities, that may be violated by a Change of Control Payment or the Company will offer to repay all such Indebtedness, make payment to the lenders or holders of such Indebtedness that accept such offer and obtain waivers of any event of default arising under the relevant credit facility, indenture or other agreement from those remaining lenders or holders of such Indebtedness to the extent necessary to effect such waivers. The Company covenants to effect such repayment or obtain such consent prior to making a Change of Control Payment, it being a Default of the provisions of this Section 4.15 if the Company fails to comply with such covenant.

(f)            The Company will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a

Change of Control Offer may be made in advance of a Change of Control Triggering Event and conditioned upon the occurrence of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

(g)            The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue of the conflict.

(h)            If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not validly withdraw such Notes in connection with any tender offer or other offer to purchase the Notes (including pursuant to a Change of Control Offer or Asset Disposition Offer) and the Company, or any third party making such Offer in lieu of the Company as set forth in clause (f) of this Section 4.15, purchases all of the Notes validly tendered and not validly withdrawn by such Holders, the Company or such third party shall have the right, upon not less than ten days’ nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer as set forth in this Section 4.15, to redeem or purchase all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable price paid to holders in such purchases plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

(i)            Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to the provisions of Sections 3.05 and 3.06.

Section 4.16	Asset Dispositions.

(a)            The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Disposition unless:

(1)            the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value (such Fair Market Value to be determined on the date of contractually agreeing to such Asset Disposition) of the shares and assets subject to such Asset Disposition;

(2)            at least 75% of the consideration from such Asset Disposition is in the form of cash or Cash Equivalents; and

(3)            to the extent that any consideration received by the Company or any Restricted Subsidiary in such Asset Disposition constitutes securities or other assets that are of a type or class that constitutes Collateral, such securities or other assets are added to the Collateral securing the Notes in the manner and to the extent required by this Indenture or any of the Security Documents with the Lien on such Collateral securing the Notes being of the same priority as the other Liens on the Collateral securing the Notes.

For the purposes of clause (2) of this Section 4.16(a) and for no other purpose, the following will be deemed to be cash:

(1)            any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary that (A) are assumed by the transferee of any such assets pursuant to a customary assumption or similar agreement or (B) retired, cancelled or otherwise terminated in connection with such Asset Disposition;

(2)            any securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition;

(3)            any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (a) $60.0 million and (b) 2.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value);

(4)            any cash consideration paid to the Company or a Restricted Subsidiary in connection with the Asset Disposition that is held in escrow or on deposit to support indemnification, adjustment of purchase price or similar obligations in respect of such Asset Disposition;

(5)            Additional Assets; and

(6)            any combination of the consideration specified in clauses (1) through (5) above.

(b)            Within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, an amount equal to 100% of the Net Available Cash from such Asset Disposition may be applied by the Company or such Restricted Subsidiary, as the case may be, as follows:

(A)            (i) to the extent the property disposed of in such Asset Disposition constituted Collateral, to permanently reduce (and, in the case of a revolving Debt Facility, permanently reduce commitments with respect thereto) Pari Passu Lien Indebtedness of the Company or any Guarantor, including the Notes; provided that if the Company shall reduce such obligations other than the Notes, the Company shall equally and ratably reduce Obligations under the Notes as provided under Section 3.07, through open market purchases at or above 100% of the principal amount thereof or by making an offer (in accordance with the procedures set forth in this Section 4.16 for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, in each case plus the amount of accrued but unpaid interest on the Notes that are purchased or redeemed;

(B)            to the extent the property disposed of in such Asset Disposition did not constitute Collateral, to permanently reduce (and, in the case of a revolving Debt Facility, permanently reduce commitments with respect thereto) obligations under (x) other senior Indebtedness of the Company (other than any Disqualified Stock or Subordinated Obligations) or senior Indebtedness of a Guarantor (other than any Disqualified Stock or Guarantor Subordinated Obligations), in each case other than Indebtedness owed to the Company or a Restricted Subsidiary of the Company; provided that the Company shall equally and ratably reduce Obligations under the Notes as provided under Section 3.07, through open market purchases at or above 100% of the principal amount thereof or by making an offer (in accordance with the procedures set forth in this Section 4.16 for an Asset Disposition Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, in each case plus the amount of accrued but unpaid interest on the Notes that are purchased or redeemed or (y) any Indebtedness of a Non-Guarantor Subsidiary (other than Indebtedness owed to the Company or a Restricted Subsidiary of the Company);

(C)            to invest in Additional Assets; provided that Additional Assets (including Capital Stock) acquired with the Net Available Cash of a disposition of Collateral are pledged as Collateral to the extent required under the Security Documents; or

(D)            any combination of the foregoing; provided that pending the final application of any such Net Available Cash in accordance with clause (A), (B), (C) or (D) of this Section 4.16(b), the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness (including under a revolving Debt Facility) or otherwise invest such Net Available Cash in any manner not prohibited by this Indenture; provided, further, that in the case of clause (C) of this Section 4.16(b), a binding commitment to invest in Additional Assets shall be treated as a permitted application of the Net Available Cash from the date of such commitment so long as the Company or a Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Available Cash will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and such Net Available Cash is actually applied in such manner within the later of 365 days from the consummation of the Asset Disposition and 180 days from the date of the Acceptable Commitment, and in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Available Cash is applied in connection therewith, the Company or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination and such Net Available Cash is actually applied in such manner within 180 days from the date of the Second Commitment, it being understood that if a Second Commitment is later cancelled or terminated for any reason before such Net Available Cash is applied, then such Net Available Cash shall constitute Excess Proceeds.

(c)            Any Net Available Cash from Asset Dispositions that is not applied or invested as provided in Section 4.16(b) will be deemed to constitute “Excess Proceeds.” On the 366th day after an Asset Disposition, if the aggregate amount of Excess Proceeds exceeds $100.0 million, the Company will be required to make an offer (an “Asset Disposition Offer”) (i) in the case of Net Available Cash from Asset Dispositions of Collateral, to all Holders and, to the extent required by the terms of any outstanding Pari Passu Lien Indebtedness, to all holders of such Pari Passu Lien Indebtedness, to purchase the maximum aggregate principal amount of Notes and any such Pari Passu Lien Indebtedness that may be purchased out of the Excess Proceeds, and (ii) in the case of any other Net Available Cash, to all Holders and, to the extent required by the terms of any other senior Indebtedness, to all holders of such senior Indebtedness, to purchase the maximum aggregate principal amount of Notes and any such senior Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on a Record Date to receive interest due on the Asset Disposition Purchase Date), in accordance with the procedures set forth in Section 3.08 or the agreements governing the Pari Passu Lien Indebtedness or other senior Indebtedness, as applicable, in the case of the Notes in integral multiples of $1,000; provided that if, following repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000. The Company shall commence an Asset Disposition Offer with respect to Excess Proceeds by mailing (or otherwise communicating in accordance with the Applicable Procedures of DTC) the notice required pursuant to the terms of Section 3.09, with a copy to the Trustee.

(d)            To the extent that the aggregate amount of Notes, Pari Passu Lien Indebtedness and/or other senior Indebtedness, as applicable, validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes, Pari Passu Lien Indebtedness and/or other senior Indebtedness, as applicable, validly tendered and not properly withdrawn pursuant to an Asset Disposition Offer, exceeds the amount of Excess Proceeds, subject to the Applicable Procedures of DTC, the Trustee shall select the Notes to be purchased on a pro rata basis on the basis of the principal amount of tendered Notes required to be purchased pursuant to Section 4.16(c), and the selection of such Pari Passu Lien Indebtedness and other senior Indebtedness shall be made pursuant to the terms of such Pari Passu Lien Indebtedness and other senior Indebtedness, respectively. Upon completion of such Asset Disposition Offer, the amount of Excess Proceeds shall be reset at zero.

(e)            The Asset Disposition Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Asset Disposition Offer Period”). No later than five Business Days after the termination of the Asset Disposition Offer Period (the “Asset Disposition Purchase Date”), the Company will apply all Excess Proceeds to the purchase of the aggregate principal amount of Notes and, if applicable, Pari Passu Lien Indebtedness (on a pro rata basis, if applicable) required to be offered for purchase pursuant to this Section 4.16 (the “Asset Disposition Offer Amount”) or, if less than the Asset Disposition Offer Amount has been so validly tendered, all Notes and Pari Passu Lien Indebtedness validly tendered in response to the Asset Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

(f)            The provisions under this Section 4.16 relative to the Company’s obligation to make an Asset Disposition Offer may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes prior to the time at which the obligation to make an Asset Disposition Offer arises.

Section 4.17	Effectiveness of Covenants.

(a)            Following the first day (such date, a “Suspension Date”):

(1)            the Notes have an Investment Grade Rating from two of the Rating Agencies; and

(2)            no Default or Event of Default has occurred and is continuing under this Indenture,

the Company and its Restricted Subsidiaries will not be subject to the provisions of Sections 4.08, 4.09, 4.11 (but only with respect to any Person that is required to become a Guarantor after the applicable Suspension Date), 4.12, 4.13, 4.14, 4.16 (but only with respect to Asset Dispositions of non-Collateral) and 5.01(a)(4) (collectively, the “Suspended Covenants”).

(b)            If at any time after a Suspension Date the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes subsequently attain an Investment Grade Rating from two of the Rating Agencies and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating from two of the Rating Agencies and no Default or Event of Default is in existence); provided, however, that no Default, Event of Default or breach of any kind shall be deemed to exist under this Indenture, the Notes or the Note Guarantees with respect to the Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during a Suspension Period, in each case regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date is referred to as the “Suspension Period.”

(c)            During the Suspension Period, the Company and its Restricted Subsidiaries will be entitled to incur Liens to the extent provided for under Section 4.10 (including, without limitation, Permitted Liens) to the extent provided for under Section 4.10 and any Permitted Liens that refer to one or more Suspended Covenants shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of Section 4.10 and the “Permitted Liens” definition).

(d)            On the Reinstatement Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to Section 4.09(a) or one of the clauses set forth in Section 4.09(b) (in each case to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to Section 4.09(a) or (b), such Indebtedness will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (3) of Section 4.09(b). Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.08 will be made as though Section 4.08 had been in effect since the Issue Date and prior to, but not during, the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.08(a) on and after the Reinstatement Date.

(e)            During any period when the Suspended Covenants are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries pursuant to this Indenture unless the Company’s Board of Directors would have been able, under the terms of this Indenture, to designate such Subsidiaries as Unrestricted Subsidiaries if the Suspended Covenants were not suspended. Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. In addition, the Company and its Restricted Subsidiaries will be permitted to honor any contractual commitments made during a Suspension Period following a Reinstatement Date.

(f)            Promptly following the occurrence of any Suspension Date or Reinstatement Date, the Company will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine or verify if a Suspension Date or Reinstatement Date has occurred or notify the Holders of any Suspension Date or Reinstatement Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder of Notes upon request.

ARTICLE 5

SUCCESSORS

Section 5.01	Merger, Consolidation or Sale of All or Substantially All Assets.

(a)            The Company will not consolidate with or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(1)            the resulting, surviving or transferee Person (the “Successor Company”) is a corporation or limited liability company organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia, and if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws;

(2)            the Successor Company (if other than the Company) expressly (i) assumes all of the obligations of the Company under the Notes, this Indenture, the Security Documents (as applicable) and the Intercreditor Agreement pursuant to a supplemental indenture and such other agreements satisfactory to the Trustee, and (ii) to the extent required by and subject to the limitations set forth in the Security Documents, agrees to cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to such surviving Person, together with such financing statements or comparable documents to the extent required by and subject to the limitations set forth in the Security Documents, as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions;

(3)            immediately after giving pro forma effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)            immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(A)            the Successor Company would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); or

(B)            the Consolidated Coverage Ratio of the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

(5)            unless the Company is the Successor Company, each Guarantor (unless it is the other party to the transactions described above, in which case clause (1) of Section 5.01(b) shall apply) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Successor Company’s obligations under this Indenture and the Notes; and

(6)            the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition, and such supplemental indenture, if any, comply with this Indenture.

(b)            Subject to certain limitations, the Successor Company will succeed to, and be substituted for, the Company under this Indenture, the Notes, the Note Guarantees, the Security Documents and the Intercreditor Agreement. Notwithstanding clauses (4) or (6) of Section 5.01(a):

(1)            any Restricted Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company;

(2)            the Company may merge with an Affiliate of the Company solely for the purpose of reincorporating or forming the Company in another state or territory of the United States of America or the District of Columbia, so long as the amount of Indebtedness of the Company and its Restricted Subsidiaries is not increased thereby; and

(3)            any Non-Guarantor Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Company or a Guarantor.

(c)            The Company will not permit any Guarantor to consolidate with or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets, in one or more related transactions, to any Person (other than to the Company or another Guarantor) unless:

(1)           (A)            if such entity remains a Guarantor, the resulting, surviving or transferee Person (the “Successor Guarantor”) is a Person (other than an individual) organized and existing under the laws of the United States of America, any state or territory thereof or the District of Columbia;

(B)            the Successor Guarantor, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture, the Notes and its Note Guarantee, the Security Documents (as applicable) and the Intercreditor Agreement, pursuant to agreements satisfactory to the trustee and to the extent required by and subject to the limitations set forth in the Security Documents, agrees to cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Liens on the Collateral owned by or transferred to such surviving Person, together with such financing statements or comparable documents to the extent required by and subject to the limitations set forth in the Security Documents, as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the UCC or other similar statute or regulation of the relevant states or jurisdictions;

(C)            immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(D)            the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, winding up or disposition and such supplemental indenture (if any) comply with this Indenture; or

(2)            in the event the transaction results in the release of the Subsidiary’s Note Guarantee under clause (1) of Section 10.06(a), the transaction is made in compliance with Section 4.16 (it being understood that only such portion of the Net Available Cash as is required to be applied on the date of such transaction in accordance with the terms of this Indenture needs to be applied in accordance therewith at such time).

(d)            Subject to certain limitations described in Sections 5.01(f) and 5.02 and the Security Documents, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under this Indenture and the Note Guarantee of such Guarantor. Notwithstanding Section 5.01(c), any Guarantor may (1) merge with or into or transfer all or part of its properties and assets to a Guarantor or the Company or merge with a Restricted Subsidiary of the Company, so long as the resulting entity is the Company or remains or becomes a Guarantor and (2) merge with an Affiliate of the Company solely for the purpose of reincorporating or forming the Guarantor in another state or territory of the United States of America or the District of Columbia, so long as Indebtedness is not Incurred in connection with such merger (unless otherwise permitted under this Indenture).

(e)            For purposes of this Section 5.01, the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company or a Guarantor, as the case may be, which properties and assets, if held by the Company or such Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company or such Guarantor on a consolidated basis, will be deemed to be the disposition of all or substantially all of the properties and assets of the Company or such Guarantor, as applicable.

(f)            The Company and a Guarantor, as the case may be, will be released from its obligations under this Indenture and the Notes and its Note Guarantee, as the case may be, and the Successor Company and the Successor Guarantor, as the case may be, will succeed to, and be substituted for, and may exercise every right and power of, the Company or a Guarantor, as the case may be, under this Indenture, the Notes and such Note Guarantee; provided that, in the case of a lease of all or substantially all its assets, the Company will not be released from the obligation to pay the principal of and interest on the Notes, and a Guarantor will not be released from its obligations under its Note Guarantee, solely by virtue of such transaction.

Section 5.02	Officers’ Certificate and Opinion of Counsel to be Given to Trustee.

Upon the occurrence of the transactions permitted under the provisions of Sections 5.01(a) or 5.01(c) (other than (i) a merger of Guarantors, (ii) a merger of the Guarantor and the Company in which the Company is the surviving entity, or (iii) as otherwise set forth in Section 5.01(b)), the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel in each case stating that such transaction and agreement, if any, complies with this Article 5, that all conditions precedent provided for herein relating to such transaction have been complied with, and that such agreement or supplemental indenture, if any, is the legal, valid and binding obligation of the Company or such other Person, as the case may be, enforceable against them in accordance with its terms, subject to customary exceptions, on which the Trustee may rely as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or lease, and any assumption, permitted or required by the terms of this Article 5 complies with the provisions of this Article 5 and this Indenture.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01	Events of Default.

(a)            Each of the following is an “Event of Default”:

(1)            default in any payment of interest on any Note when due, continued for 30 days;

(2)            default in the payment of principal of or premium, if any, on any Note when due at its Stated Maturity, upon mandatory or optional redemption, upon required repurchase, upon declaration or otherwise;

(3)            failure by the Company or any Guarantor to comply with its obligations under Section 5.01;

(4)            failure by the Company or any Guarantor to comply for 45 days after notice as provided below with any of their obligations under Section 4.15 and Section 4.16 (in each case, other than a failure to purchase Notes which constitutes an Event of Default under Section 6.01(a)(2));

(5)            failure by the Company or any Guarantor to comply for 60 days after notice as provided below with its other agreements contained in this Indenture, the Notes, the Security Documents or the Intercreditor Agreement;

(6)            default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Restricted Subsidiaries), other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default:

(A)            is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness; or

(B)            results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(7)            failure by the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $100.0 million (net of any amounts as to which the relevant insurance company has not disputed coverage), which judgments are not paid, discharged, vacated, bonded or stayed for a period of 60 days or more after such judgment becomes final;

(8)         (i)         the Company or a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)            commences proceedings to be adjudicated bankrupt or insolvent;

(B)            consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C)            consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;

(D)            makes a general assignment for the benefit of its creditors; or

(E)            generally is not paying its debts as they become due;

(ii)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, in a proceeding in which the Company, any such Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(B)            appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary, or for all or substantially all of the property of the Company, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary; or

(C)            orders the liquidation, dissolution or winding up of the Company, or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(9)            any Note Guarantee of a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together (as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary denies or disaffirms its obligations under this Indenture or its Note Guarantee; or

(10)            with respect to any material portion of the Collateral purported to be covered by the Security Documents, (A) the failure of the security interest with respect to such Collateral under the applicable Security Documents, at any time, to be in full force and effect for any reason other than in accordance with the terms of the applicable Security Documents and the terms of this Indenture and the Intercreditor Agreement, as applicable, or due to the satisfaction in full of all obligations under this Indenture and discharge of this Indenture, if such failure continues for 60 days or (B) the assertion by the Company or any Guarantor, in any pleading in any court of competent jurisdiction, that the security interest with respect to such Collateral under the applicable Security Documents is invalid or unenforceable.

However, a Default under clauses (4) and (5) of this Section 6.01(a) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes notify the Company (with a copy to the Trustee) of the Default and the Company does not cure such Default within the time specified in clauses (4) and (5) of this Section 6.01(a) after receipt of such notice.

Section 6.02	Acceleration.

(a)            If an Event of Default (other than an Event of Default described in clause (8) of Section 6.01(a)) occurs and is continuing, the Trustee by written notice to the Company, specifying the Event of Default, or the Holders of at least 25% in principal amount of the then outstanding Notes by notice to the Company and the Trustee, may declare the principal, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest, if any, will be due and payable immediately.

(b)            Notwithstanding the foregoing, in case an Event of Default under clause (8) of Section 6.01(a) occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.

(c)            In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under Section 6.01(a) has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if:

(1)            the default triggering such Event of Default pursuant to clause (6) of Section 6.01(a) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 20 days after the declaration of acceleration with respect thereto; and

(2)            (A) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (B) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, the Note Guarantees or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04	Waiver of Past Defaults.

(a)            The Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may on behalf of all Holders waive any existing Default and its consequences hereunder, except:

(1)            a continuing Default in the payment of the principal, premium, if any, or interest on any Note held by a non-consenting Holder (including in connection with an Asset Disposition Offer or a Change of Control Offer); and

(2)            a Default with respect to a provision that under Section 9.02 cannot be amended or waived without the consent of each Holder affected,

provided that, subject to Section 6.02, the Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment Default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

(b)            The Holders of a majority in principal amount of the outstanding Notes may waive all past Defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the Notes and its consequences if (1) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. Promptly following any such rescission, the Company shall pay to the Trustee all amounts owing to the Trustee under Section 7.06 related to such Event of Default and acceleration, including all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements and advances of the Trustee, its agents and counsel.

Section 6.05	Control by Majority.

The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Notes Collateral Agent or of exercising any trust or power conferred on the Trustee or the Notes Collateral Agent, subject, in each case, to the provisions of the applicable Approved Intercreditor Agreements. However, the Trustee or the Notes Collateral Agent, as the case may be, may refuse to follow any direction that conflicts with law, this Indenture, the Notes or any Note Guarantee, or that the Trustee or the Notes Collateral Agent determines in good faith is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee or the Notes Collateral Agent does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee or the Notes Collateral Agent in personal liability. The Trustee or the Notes Collateral Agent may take any other action deemed proper by the Trustee or the Notes Collateral Agent which is not inconsistent with such direction.

Section 6.06	Limitation on Suits.

Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture, the Notes or any Note Guarantee unless:

(1)            such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)            the Holders of at least 25% in principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)            such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)            the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity satisfactory to the Trustee against any loss, liability or expense; and

(5)            the Holders of a majority in principal amount of the then outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07	Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the contractual right of any Holder expressly set forth in this Indenture to receive payment of principal, premium, if any, and interest on its Note, on or after the respective due dates expressed or provided for in such Note (including in connection with an Asset Disposition Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended without the consent of such Holder.

Section 6.08	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, the Guarantors and any other obligor on the Notes for the whole amount of principal, premium, if any, and interest remaining unpaid on the Notes, together with interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09           Restoration of Rights and Remedies.

If the Trustee, the Notes Collateral Agent or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee, the Notes Collateral Agent or to such Holder, then and in every such case, subject to any determination in such proceedings, the Company, the Guarantors, the Trustee, the Notes Collateral Agent and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, the Notes Collateral Agent and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10           Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy is, to the extent permitted by law, cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11           Delay or Omission Not Waiver.

No delay or omission of the Trustee, the Notes Collateral Agent or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee, the Notes Collateral Agent or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee, the Notes Collateral Agent or by the Holders, as the case may be.

Section 6.12           Trustee May File Proofs of Claim.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes, including the Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee or the Notes Collateral Agent under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee or the Notes Collateral Agent under Section 7.06 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13           Priorities.

Subject to the terms of the Security Documents and the Intercreditor Agreement with respect to any proceeds of Collateral, after an Event of Default, any money or property distributable in respect of the Company’s or any Guarantor’s obligations under this Indenture, or any money or property collected by the Trustee pursuant to this Article 6, shall be paid out or distributed in the following order:

(1)            to the Trustee, the Notes Collateral Agent, any predecessor Trustee and any predecessor Notes Collateral Agent and their respective agents and attorneys for amounts due under Section 7.06, including payment of all reasonable compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection, and to the Notes Collateral Agent for fees and expenses incurred under the Security Documents and the Intercreditor Agreement;

(2)            to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(3)            to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13. Promptly after any record date is set pursuant to this Section 6.13, the Trustee shall cause notice of such record date and payment date to be given to the Company and to each Holder in the manner set forth in Section 13.02.

Section 6.14           Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee or the Notes Collateral Agent for any action taken or omitted by it as a Trustee or as a Notes Collateral Agent, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee or the Notes Collateral Agent, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE 7

TRUSTEE AND NOTES COLLATERAL AGENT

Section 7.01           Duties of Trustee and Notes Collateral Agent.

(a)            If an Event of Default has occurred and is continuing, each of the Trustee and the Notes Collateral Agent will exercise such of the rights and powers vested in it by this Indenture and the other Notes Documents, and use the degree of care that a prudent person would use under the circumstances in the conduct of such person’s own affairs.

(b)            With respect to the Trustee, except during the continuance of an Event of Default of which a Responsible Officer has knowledge, and at all times with respect to the Notes Collateral Agent:

(1)            the duties of the Trustee and the Notes Collateral Agent shall be determined solely by the express provisions of this Indenture, the Security Documents and the Intercreditor Agreement and the Trustee and the Notes Collateral Agent need perform only those duties that are specifically set forth in this Indenture, the Security Documents and the Intercreditor Agreement and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee and the Notes Collateral Agent; and

(2)            in the absence of bad faith on its part, the Trustee and the Notes Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and the Notes Collateral Agent and conforming to the requirements of this Indenture, the Security Documents and the Intercreditor Agreement. However, in the case of any such certificates or opinions which by any provision hereof or the Security Documents or the Intercreditor Agreement are specifically required to be furnished to the Trustee or the Notes Collateral Agent, as applicable, the Trustee or the Notes Collateral Agent, as applicable, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, the Security Documents and the Intercreditor Agreement, as applicable (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            Neither the Trustee nor the Notes Collateral Agent may be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)            neither the Trustee nor the Notes Collateral Agent shall be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee or the Notes Collateral Agent was negligent in ascertaining the pertinent facts; and

(3)            neither the Trustee nor the Notes Collateral Agent shall be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)            Whether or not therein expressly so provided, every provision of this Indenture, the Security Documents and the Intercreditor Agreement, as applicable, that in any way relates to the Trustee or the Notes Collateral Agent is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e)            Subject to this Article 7, neither the Trustee nor the Notes Collateral Agent will be under any obligation to exercise any of the rights or powers under this Indenture, the Security Documents, the Intercreditor Agreement, the Notes and the Note Guarantees at the request or direction of any of the Holders unless such Holders have offered to the Trustee or the Notes Collateral Agent, as applicable, indemnity or security reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

(f)            Neither the Trustee nor the Notes Collateral Agent shall be liable for interest on any money received by it except as the Trustee or the Notes Collateral Agent may agree in writing with the Company. Money held in trust by the Trustee or the Notes Collateral Agent need not be segregated from other funds except to the extent required by law.

(g)            None of the provisions of this Indenture shall require the Trustee or the Notes Collateral Agent to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not assured to it.

Section 7.02       Rights of Trustee and the Notes Collateral Agent.

(a)            Each of the Trustee and the Notes Collateral Agent may conclusively rely upon any document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. Neither the Trustee nor the Notes Collateral Agent need investigate any fact or matter stated in the document and shall have no duty to inquire as to the performance by the Company of any of its covenants in this Indenture, but the Trustee and the Notes Collateral Agent, as applicable, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee or the Notes Collateral Agent, as applicable, shall determine in good faith to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)            Before the Trustee or the Notes Collateral Agent acts or refrains from acting, or in order to establish any matter, it may require an Officers’ Certificate or an Opinion of Counsel or both subject to the other provisions of this Indenture. Neither the Trustee nor the Notes Collateral Agent shall be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee and the Notes Collateral Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            Each of the Trustee and the Notes Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)            Neither the Trustee nor the Notes Collateral Agent shall be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture, the Security Documents or the Intercreditor Agreement.

(e)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

(f)            Neither the Trustee nor the Notes Collateral Agent shall be deemed to have notice or knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee or the Notes Collateral Agent, as applicable, has actual knowledge thereof or unless written notice from the Company or the Holders of at least 25% of the aggregate principal amount of the Notes of any event which is in fact such a Default is received by the Trustee or the Notes Collateral Agent, as applicable, at the Corporate Trust Office of the Trustee, and such notice references the existence of a Default or Event of Default, the Notes and this Indenture.

(g)            The rights, privileges, protections, immunities and benefits given to each of the Trustee and the Notes Collateral Agent, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to, and shall be enforceable by, each of the Trustee and the Notes Collateral Agent in each of its capacities hereunder and under the Security Documents and the Intercreditor Agreement, and by each Agent, custodian and other Person employed to act hereunder or thereunder.

(h)            The Trustee and the Notes Collateral Agent may request that the Company deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, the Security Documents and the Intercreditor Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(i)            Neither the Trustee nor the Notes Collateral Agent shall be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(j)            The permissive right of the Trustee and the Notes Collateral Agent to do things enumerated in this Indenture shall not be construed as a duty.

(k)            In no event shall the Trustee or the Notes Collateral Agent be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee or the Notes Collateral Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)            The Trustee shall have no duty to inquire as to the performance of, or otherwise monitor compliance with the Company’s or any Guarantor’s covenants under this Indenture.

Section 7.03  Individual Rights of Trustee and Notes Collateral Agent.

The Trustee or the Notes Collateral Agent in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee or the Notes Collateral Agent. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.08 and 7.09.

Section 7.04  Disclaimer.

Neither the Trustee nor the Notes Collateral Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, the Note Guarantees, the Security Documents or the Intercreditor Agreement, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or the Notes Collateral Agent, as the case may be, and it shall not be responsible for any statement or recital herein or any statement in the Notes or in the Offering Memorandum or in any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication on the Notes. Under no circumstances shall the Trustee or the Notes Collateral Agent be liable in its individual capacity for the obligations evidenced by the Notes or the Note Guarantees. The Trustee and the Notes Collateral Agent shall not be responsible for and makes no representation as to any act or omission of any Rating Agency or any rating with respect to the Notes. The Trustee and the Notes Collateral Agent shall have no obligation to independently determine or verify if any event has occurred or notify the Holders of any event dependent upon the rating of the Notes, or if the rating on the Notes has been changed, suspended or withdrawn by any Rating Agency. The Trustee and the Notes Collateral Agent shall have no obligation to independently determine or verify if any Change of Control Triggering Event or any other event has occurred or notify the Holders of any such event and whether any Change of Control Offer with respect to the Notes is required. None of the Trustee, the Notes Collateral Agent or any Paying Agent shall be responsible for determining whether any Asset Disposition has occurred and whether any Asset Disposition Offer with respect to the Notes is required. The Trustee shall not be obligated to monitor or confirm the repayment of the Company’s 8.000% Senior Notes due 2029 in connection with the acceleration of the maturity date as further described in the Notes.

Section 7.05  Notice of Defaults.

If a Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee will deliver to each Holder a notice of the Default within 90 days after it occurs. Except in the case of an Default in the payment of principal, premium, if any, or interest on any Notes, the

Trustee may withhold from the Holders notice of any continuing Default if the Trustee determines in good faith that withholding the notice is in the interests of the Holders.

Section 7.06           Compensation and Indemnity.

(a)            The Company and the Guarantors, jointly and severally, shall pay to the Trustee and the Notes Collateral Agent from time to time such compensation for its acceptance of this Indenture and services hereunder and under the Security Documents and the Intercreditor Agreement as the parties shall agree in writing from time to time. Neither the Trustee’s nor the Notes Collateral Agent’s compensation shall be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee and the Notes Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s and the Notes Collateral Agent’s agents and counsel.

(b)            The Company and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold each of the Trustee, any predecessor Trustee, the Notes Collateral Agent and any predecessor Notes Collateral Agent and their respective directors, officers, agents and employees for harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder and under the Security Documents and the Intercreditor Agreement (including the costs and expenses of enforcing this Indenture, the Security Documents and the Intercreditor Agreement against the Company or any Guarantor (including this Section 7.06)) or defending itself against any claim whether asserted by any Holder, the Company or any Guarantor, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder). Each of the Trustee and the Notes Collateral Agent shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Notes Collateral Agent to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee and the Notes Collateral Agent may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Notes Collateral Agent through the Trustee’s or the Notes Collateral Agent’s own willful misconduct or negligence as finally adjudicated by a court of competent jurisdiction.

(c)            The obligations of the Company and the Guarantors under this Section 7.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee or the Notes Collateral Agent.

(d)            To secure the payment obligations of the Company and the Guarantors in this Section 7.06, the Trustee and the Notes Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee and the Notes Collateral Agent, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e)            When the Trustee or the Notes Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)            “Trustee” for the purposes of this Section 7.06 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each Agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

(g)            “Collateral Agent” for the purposes of this Section 7.06 shall include any predecessor Notes Collateral Agent and the Notes Collateral Agent in each of its capacities hereunder and each Agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Collateral Agent hereunder shall not affect the rights of any other Collateral Agent hereunder.

Section 7.07           Replacement of Trustee or Notes Collateral Agent.

(a)            A resignation or removal of the Trustee or the Notes Collateral Agent and appointment of a successor Trustee or a successor Notes Collateral Agent shall become effective, and the Trustee or the Notes Collateral Agent, as applicable, shall be discharged from the trust hereby created, only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee or the Notes Collateral Agent may resign in writing at any time by giving 30 days’ notice of such resignation to the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee or the Notes Collateral Agent upon 30 days’ notice by so notifying the Trustee or the Notes Collateral Agent, as the case may be, and the Company in writing. The Company may remove the Trustee or the Notes Collateral Agent upon 30 days’ notice if:

(1)            in the case of the Trustee, if the Trustee fails to comply with Section 7.09;

(2)            the Trustee or the Notes Collateral Agent, as the case may be, is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)            a receiver or public officer takes charge of the Trustee or the Notes Collateral Agent, as the case may be, or its property; or

(4)            the Trustee or the Notes Collateral Agent becomes incapable of acting.

(b)            If the Trustee or the Notes Collateral Agent resigns or is removed or if a vacancy exists in the office of Trustee or the Notes Collateral Agent for any reason, the Company shall promptly appoint a successor Trustee or successor Notes Collateral Agent, as the case may be. Within one year after the successor Trustee or successor Notes Collateral Agent takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee or a successor Notes Collateral Agent to replace the successor Trustee or successor Notes Collateral Agent appointed by the Company.

(c)            If a successor Trustee or a successor Notes Collateral Agent does not take office within 60 days after the retiring Trustee or Notes Collateral Agent resigns or is removed, the retiring Trustee or Notes Collateral Agent (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee or successor Notes Collateral Agent, as the case may be.

(d)            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)            A successor Trustee or successor Notes Collateral Agent shall deliver a written acceptance of its appointment to the retiring Trustee or Notes Collateral Agent and to the Company. Thereupon, the resignation or removal of the retiring Trustee or Notes Collateral Agent shall become effective, and the successor Trustee or Notes Collateral Agent shall have all the rights, powers and duties of the Trustee or Notes Collateral Agent under this Indenture. The successor Trustee or successor Notes Collateral Agent shall mail a notice of its succession to Holders. The retiring Trustee or Notes Collateral Agent shall promptly transfer all property held by it as Trustee or Notes Collateral Agent to the successor Trustee or successor Notes Collateral Agent; provided that all sums owing to the Trustee or the Notes Collateral Agent hereunder have been paid and such transfer shall be subject to the Lien provided for in Section 7.06. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee or Notes Collateral Agent.

(f)            As used in this Section 7.07, each of the term “Trustee” and “Notes Collateral Agent” shall also include each Agent.

Section 7.08           Successor by Merger, etc.

If the Trustee or the Notes Collateral Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the successor corporation or national banking association without any further act shall be the successor Trustee or successor Notes Collateral Agent, subject to Section 7.09.

Section 7.09           Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01           Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or Section 8.03 applied to all outstanding Notes and Note Guarantees, and have Liens on the Collateral securing the Notes released, upon compliance with the conditions set forth below in this Article 8.

Section 8.02           Legal Defeasance and Discharge.

(a)            Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to this Indenture, all outstanding Notes and Note Guarantees, and have Liens on the Collateral securing the Notes released, on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (1) through (4) below, and to have satisfied all of its other obligations under such Notes and this Indenture, including that of the

Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders to receive payments in respect of the principal, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.04;

(2)            the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for Note payments held in trust;

(3)            the rights, powers, trusts, duties and immunities of the Trustee and the Notes Collateral Agent, and the Company’s obligations in connection therewith; and

(4)            this Section 8.02.

(b)            Following the Company’s exercise of its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default.

(c)            Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

(d)            If the Company exercises its option under this Section 8.02, the Note Guarantees and the Liens on the Collateral securing the Notes in effect at such time will be automatically and immediately released.

Section 8.03           Covenant Defeasance.

(a)            Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Sections 3.09, 4.03, 4.05, 4.06, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.17 and clause (4) of Section 5.01(a) with respect to the outstanding Notes, and the Guarantors shall be deemed to have been discharged from their obligations with respect to all Note Guarantees, on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to this Indenture and the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(a)(3) that resulted solely from the failure of the Company to comply with clause (4) of Section 5.01(a), Sections 6.01(a)(4) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(5) (only with respect to covenants that are released as a result of such Covenant Defeasance), 6.01(a)(6), 6.01(a)(7), 6.01(a)(8) (solely with respect to Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together

(as of the date of the latest audited consolidated financial statements of the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary), and 6.01(a)(9).

(b)            If the Company exercises its option under this Section 8.03, the Note Guarantees and the Liens on the Collateral securing the Notes in effect at such time will be automatically and immediately released.

Section 8.04           Conditions to Legal or Covenant Defeasance.

(a)            The following shall be the conditions to the exercise of either the Legal Defeasance option under Section 8.02 or the Covenant Defeasance option under Section 8.03 with respect to the Notes:

(1)            the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in amounts as will be sufficient, as confirmed, certified or attested by an Independent Financial Advisor in writing to the Trustee, without consideration of any reinvestment of interest, to pay the principal, premium, if any, and interest due on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to Stated Maturity or to a particular redemption date;

(2)            in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A)          the Company has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or

(B)           since the Issue Date, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of Covenant Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders and beneficial owners of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Senior Secured Credit Facilities or any other material agreement or material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5)            the Company has delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions, including that no intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(6)            the Company has delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company, any Guarantor or others;

(7)            the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

(8)            the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at Stated Maturity or the redemption date, as the case may be (which instructions may be contained in the Officers’ Certificate referred to in clause (7) above).

Section 8.05           Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

(a)            Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest on the Notes, but such money need not be segregated from other funds except to the extent required by law.

(b)            The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

(c)            Anything in this Article 8 to the contrary notwithstanding, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of an Independent Financial Advisor expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06           Repayment to the Company.

Subject to any applicable abandoned property law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times or The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07           Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or Section 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes, the Note Guarantees, the Security Documents and the intercreditor Agreement shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03, as the case may be; provided that, if the Company makes any payment of principal, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01          Without Consent of Holders.

(a)            Notwithstanding Section 9.02, without the consent of any Holder, the Company, the Guarantors, the Trustee and the Notes Collateral Agent may amend or supplement this Indenture, the Notes, the Note Guarantees, the Security Documents and the Intercreditor Agreement, subject to the terms of the applicable Approved Intercreditor Agreement, where applicable, to:

(1)            cure any ambiguity, omission, defect or inconsistency;

(2)            provide for the assumption by a successor entity of the obligations of the Company or any Guarantor under this Indenture, the Notes, the Note Guarantees and under the applicable Security Documents and the Intercreditor Agreement in accordance with Article 5;

(3)            provide for or facilitate the issuance of uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;

(4)            comply with the rules of any applicable Depositary;

(5)            add Guarantors with respect to the Notes or release a Guarantor from its obligations under its Note Guarantee, this Indenture, the Security Documents and/or the Intercreditor Agreement, in each case, in accordance with the applicable provisions of this Indenture; provided that any supplemental indenture to add a Guarantor may be signed by the Company, the Guarantor providing the Note Guarantee and the Trustee;

(6)            to confirm or complete the grant of, secure, or expand the Collateral securing, or to add additional assets as Collateral to secure, the Notes and the Note Guarantees;

(7)            add covenants of the Company and its Restricted Subsidiaries or Events of Default for the benefit of Holders or to make changes that would provide additional rights to the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(8)            make any change that does not adversely affect the legal rights under this Indenture, the Notes or the Note Guarantees of any Holder;

(9)            evidence and provide for the acceptance of an appointment under this Indenture of a successor trustee or collateral agent; provided that the successor trustee or successor collateral agent is otherwise qualified and eligible to act as such under the terms of this Indenture;

(10)          conform the text of this Indenture, the Notes, the Note Guarantees, the Security Documents or the Intercreditor Agreement to any provision of the “Description of notes” section of the Offering Memorandum to the extent that such provision in such “Description of notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees, the Security Documents or the Intercreditor Agreement;

(11)          make any amendment to the provisions of this Indenture relating to the transfer, exchange and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes or, if Incurred in compliance with this Indenture, Additional Notes; provided, however, that (A) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (B) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(12)          to provide for the accession of any parties to the Security Documents and the Intercreditor Agreement (and other amendments that are administrative or ministerial in nature) in connection with an Incurrence of additional Secured Indebtedness permitted by this Indenture; or

(13)          to confirm and evidence the release, termination or discharge of any Lien securing the Notes and the Note Guarantees pursuant to this Indenture, the Security Documents and the Intercreditor Agreement in accordance with this Indenture, the applicable Security Documents and the Intercreditor Agreement.

(b)            A supplemental indenture pursuant to Section 9.01(a)(5) substantially in the form of Exhibit C shall be required to be signed only by the Trustee and the Guarantor providing such Note Guarantee. Upon the request of the Company, and upon receipt by the Trustee of the documents described in Section 13.03, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02  With Consent of Holders.

(a)            Except as provided in Section 9.01 and this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees, the

Security Documents and the Intercreditor Agreement, subject to the terms of the Intercreditor Agreement where applicable, with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and, subject to Section 6.04 and Section 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

(b)            Upon the request of the Company, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 and Section 13.03, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

(c)            It shall not be necessary for the consent of the Holders under this Section 9.02, the Intercreditor Agreement, or any Security Document to approve the particular form of any proposed amendment, supplement or waiver. It shall be sufficient if such consent approves the substance thereof.

(d)            After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will give to the Holders a notice briefly describing such amendment, supplement or waiver. However, any failure of the Company to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of any such amendment, supplement or waiver.

(e)            Without the consent of each affected Holder, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)            reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)            reduce the stated rate of interest or extend the stated time for payment of interest on any Note;

(3)            reduce the principal of or extend the Stated Maturity of any Note;

(4)            waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(5)            reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described in Section 3.07 (excluding for greater certainty any notice periods with respect to Notes that are otherwise redeemable);

(6)            reduce the premium payable upon the repurchase of any Note or change the time at which any Note may be repurchased as described in Section 4.15 (subject to Section 4.15(g)) or Section 4.16 (subject to Section 3.09(g) and Section 4.16(f));

(7)            make any Note payable in a currency other than that stated in the Note;

(8)            amend the contractual right expressly set forth in this Indenture or the Notes of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(9)            make any change in the amendment or waiver provisions which require each Holder’s consent; or

(10)          modify the Note Guarantees in any manner adverse to the Holders.

Notwithstanding the preceding, without the consent of the holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding, no amendment, supplement or waiver may (i) have the effect of releasing all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture, the Security Documents and the Intercreditor Agreement), (ii) make any change in the Security Documents, the provisions in this Indenture or the Intercreditor Agreement dealing with the application of proceeds of the Collateral that would adversely affect the Holders or (iii) modify the Security Documents or the provisions of this Indenture dealing with Collateral in any manner adverse to the Holders in any material respect other than in accordance with the terms of this Indenture, the Security Documents and the Intercreditor Agreement.

(f)            A consent to any amendment, supplement or waiver of this Indenture, the Intercreditor Agreement, or any Security Document by any Holder given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.

Section 9.03  Revocation and Effect of Consents.

(a)            Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)            The Company may, but shall not be obligated to, fix a record date pursuant to Section 1.05 for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver.

Section 9.04  Notation on or Exchange of Notes.

(a)            The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company may, in exchange for all Notes, issue new Notes that reflect the amendment, supplement or waiver and the Trustee shall, upon receipt of an Authentication Order, authenticate such new Notes.

(b)            Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05           Trustee and Notes Collateral Agent to Sign Amendments, etc.

The Trustee or the Notes Collateral Agent, as the case may be, shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Notes Collateral Agent, as the case may be. In executing any amendment, supplement or waiver, the Trustee and the Notes Collateral Agent shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 13.03, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.

ARTICLE 10

GUARANTEES

Section 10.01         Guarantee.

(a)            Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior secured basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (1) the principal, premium, if any, and interest (including post-petition interest in any proceeding under any Bankruptcy Law) on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise (collectively, the “Guaranteed Obligations”). Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 10.06.

(c)            Each of the Guarantors also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.

(d)            If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e)            Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(f)            Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g)            In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h)            Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 10.02         Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment, determined in accordance with GAAP.

Section 10.03         Execution and Delivery.

(a)            To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by an Officer or person holding an equivalent title.

(b)            Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes.

(c)            If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantees shall be valid nevertheless.

(d)            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

(e)            If required by Section 4.11, the Company shall cause any newly created or acquired Domestic Subsidiary (other than an Excluded Subsidiary) to comply with the provisions of Section 4.11 and this Article 10, to the extent applicable.

Section 10.04         Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 10.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 10.05         Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 10.06  Release of Note Guarantees.

(a)            A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged and be of no further force and effect, and no further action by such Guarantor, the Company or the Trustee, the Notes Collateral Agent shall be required for the release of such Guarantor’s Note Guarantee, upon:

(1)            any sale, assignment, transfer, conveyance, exchange or other disposition (by merger, consolidation or otherwise) of the Capital Stock of such Guarantor upon which the applicable Guarantor is no longer a Restricted Subsidiary, which sale, assignment, transfer, conveyance, exchange or other disposition is made in compliance with the provisions of this Indenture;

(2)            the release or discharge of such Guarantor from its liability as (i) borrower under, or Guarantee of Indebtedness of the Company under, the Senior Secured Credit Facilities (including, by reason of the termination of the Senior Secured Credit Facilities) and (ii) issuer under, or its Guarantee of all other Material Indebtedness of the Company and the

Guarantors, including the Guarantee that resulted in the obligation of such Guarantor to Guarantee the Notes, if such Guarantor would not then otherwise be required to Guarantee the Notes pursuant to this Indenture, except a release or discharge by or as a result of payment under such Guarantee under the Senior Secured Credit Facilities or Material Indebtedness (it being understood that a release subject to a contingent reinstatement is still a release, and that if any such Guarantee of Indebtedness of the Company under the Senior Secured Credit Facilities or any other Material Indebtedness is reinstated, such Note Guarantee shall also be reinstated to the extent that such Guarantor would then be required to provide a Note Guarantee pursuant to Section 4.11); provided that if such Guarantor has Incurred any Indebtedness in reliance on its status as a Guarantor under Section 4.09, such Guarantor’s obligations under such Indebtedness so Incurred are satisfied in full and discharged or are otherwise permitted to be Incurred by a Restricted Subsidiary (other than a Guarantor) under Section 4.09;

(3)            the proper designation of any Guarantor as an Unrestricted Subsidiary; or

(4)            the Company’s exercise of its Legal Defeasance option or Covenant Defeasance option pursuant to Article 8 or the discharge of the Company’s obligations under this Indenture in accordance with the terms of this Indenture.

(b)            At the request of the Company, and upon delivery to the Trustee of an Officers’ Certificate and an Opinion of Counsel that such release of a Note Guarantee complies with this Indenture, the Trustee shall execute and deliver an appropriate instrument evidencing such release of a Note Guarantee.

(c)            In the event that any released Guarantor (in the case of clause (2) and (3) of this Section 10.06) that is a Domestic Subsidiary (other than an Excluded Subsidiary) thereafter borrows money or guarantees Indebtedness under the Senior Secured Credit Facilities or Incurs or Guarantees any other Material Indebtedness of the Company or Guarantors, such former Guarantor will again provide a Note Guarantee pursuant to Section 4.11.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01         Satisfaction and Discharge.

(a)            This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, and the Collateral shall be released from the Liens in favor of the Notes Collateral Agent and no longer secure the obligations under this Indenture, as applicable, when either:

(1)            all Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust) have been delivered to the Trustee for cancellation; or

(2)            (A)  all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, as confirmed, certified or attested to by an Independent

Financial Advisor in writing to the Trustee if Government Securities are delivered, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(B)           no Default or Event of Default has occurred and is continuing on the date of such deposit or will occur as a result of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, the Senior Secured Credit Facilities or any other material agreement or material instrument (other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(C)           the Company or any Guarantor has paid or caused to be paid all sums payable by the Company under this Indenture; and

(D)           the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

(b)            In addition, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent to satisfaction and discharge have been satisfied. Notwithstanding the satisfaction and discharge of this Indenture, the provisions of Sections 7.06, 8.06 and 11.02 shall survive.

(c)            Upon discharge of this Indenture, the Security Documents and the Intercreditor Agreement will automatically terminate and cease to be of further effect and all Liens on the Collateral granted under such Security Documents will be automatically released.

Section 11.02         Application of Trust Money.

(a)            Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee, but such money need not be segregated from other funds except to the extent required by law.

(b)            If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture, the Notes, the Note Guarantees, the Security Documents and the Intercreditor Agreement, as applicable, shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent, as the case may be.

ARTICLE 12

COLLATERAL AND SECURITY

Section 12.01         Security.

(a)            The due and punctual payment of the Obligations in respect of, including payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest on the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents which are in full force and effect at the time of execution of this Indenture, or, in certain circumstances, will be entered into by the Company and the Guarantors subsequent to the date hereof, and will be secured by any Security Documents hereafter delivered as required by this Indenture and the other Security Documents.

(b)            Each Holder, by accepting a Note, acknowledges and agrees to all of the terms and provisions of the applicable Approved Intercreditor Agreements and the Security Documents, as the same may be amended from time to time pursuant to the provisions of this Indenture, the applicable Approved Intercreditor Agreements and the other Security Documents.

Section 12.02         Maintenance of Collateral.

The Company and the Guarantors shall (a) maintain the Collateral in good, safe and insurable operating order, condition and repair, except where the failure to do so would not reasonably be expected to have a material adverse effect on the business, property, operations or condition of the Company and its Restricted Subsidiaries (taken as a whole) or the validity or enforceability of this Indenture, the Security Documents and the Approved Intercreditor Agreements; (b) pay all real estate and other taxes (except such as are contested in good faith and by appropriate negotiations or proceedings); and (c) maintain in full force and effect all permits and certain insurance coverages, except, in each case, where the failure to do so would not reasonably be expected to have a material adverse effect on the business, property, operations or condition of the Company and its Restricted Subsidiaries (taken as a whole) or the validity or enforceability of this Indenture, the Security Documents and the Approved Intercreditor Agreements.

Section 12.03         Impairment of Collateral.

Subject to Section 12.06, the Company shall not, and shall not permit any of the Restricted Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission would or could reasonably be expected to have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee, the Notes Collateral Agent and the Holders, unless such action or failure to take action is otherwise permitted by this Indenture, the Approved Intercreditor Agreements or the Security Documents.

Section 12.04         Intercreditor Agreements.

Notwithstanding anything to the contrary contained herein, the Trustee and each Holder, by its acceptance of the Notes, hereby acknowledges that the Liens and security interests securing the Obligations on the Notes and relative rights to payment in respect of proceeds therefrom, the exercise of any right or remedy by the Notes Collateral Agent under the Security Documents or with respect thereto, and certain rights of the parties thereto are subject to the provisions of the applicable Approved Intercreditor Agreements that have been entered into by the Trustee and/or Notes Collateral Agent pursuant to the terms hereof. In the event of any conflict between the terms of any such Approved Intercreditor Agreements, on the one hand, and the terms of this Indenture or any other Security Document (other than any Approved Intercreditor Agreement), on the other hand, with respect to the priority of any Liens granted to the Notes Collateral Agent and payments arising from proceeds in respect therefrom, or the exercise of any rights and remedies of the Notes Collateral Agent, the terms of such applicable Approved Intercreditor Agreements shall govern and control.

Section 12.05         Notes Collateral Agent.

(a)            The Trustee and each Holder, by its acceptance of the Notes, hereby acknowledge and agree that the Notes Collateral Agent shall hold for the benefit of all current and future Secured Parties a security interest in the Collateral granted pursuant to the applicable Security Documents.

(b)            Each Holder, by its acceptance of the Notes, (i) appoints U.S. Bank Trust Company, National Association to act on its behalf as Notes Collateral Agent under the Security Documents, (ii) authorizes and directs the Notes Collateral Agent to enter into any Security Documents, including the Intercreditor Agreement, and to perform its obligations and exercise its rights thereunder in accordance therewith, (iii) authorizes the Trustee to direct the Notes Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Notes Collateral Agent by the terms of the Security Documents, including for the purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Company and Guarantors thereunder to secure the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto and (iv) authorizes the Notes Collateral Agent to release any Lien granted to or held by the Notes Collateral Agent upon any Collateral as provided in this Indenture, the Security Documents or the applicable Approved Intercreditor Agreement.

(c)            The Company hereby appoints U.S. Bank Trust Company, National Association (and any co-agents, sub-agents or attorneys-in-fact appointed by the Notes Collateral Agent (and which shall be entitled to the benefit of the provisions of the applicable Security Documents)) to serve as Notes Collateral Agent on behalf of the Secured Parties under the Security Documents as provided therein, with the privileges, powers and immunities as set forth therein and in the Security Documents.

(d)            None of the Company, the Guarantors or any of their respective Affiliates may serve as Notes Collateral Agent.

(e)            The Trustee and each Holder, by its acceptance of the Notes, (i) authorize the Notes Collateral Agent to enter into, or otherwise have the Notes be subject to, the applicable Approved Intercreditor Agreements (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, and extensions, restructuring, renewals, replacements of, such agreements) and (ii) acknowledge that each Approved Intercreditor Agreement is (if entered into) binding upon them.

(f)            The Notes Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any grantor or is cared for, protected, or insured or has been encumbered, or that the Notes Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all or the grantor’s property constituting Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the

Notes Collateral Agent pursuant to this Indenture, the Notes, any Security Document or the Intercreditor Agreement other than pursuant to the instructions of the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Notes Documents.

(g)            Notwithstanding anything to the contrary in this Indenture or in any Notes Document or the Intercreditor Agreement, in no event shall the Notes Collateral Agent or the Trustee be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture, the Security Documents or the Intercreditor Agreement (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Notes Collateral Agent or the Trustee be responsible for, and neither the Notes Collateral Agent nor the Trustee makes any representation regarding, the validity, effectiveness or priority of any of the Security Documents or the security interests or Liens intended to be created thereby.

(h)            The use of the term “agent” in this Indenture with reference to the Notes Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 12.06         Release of Liens on Collateral.

(a)            The Collateral securing the Secured Obligations will automatically and without the need for any further action by any Person be released in any of the following circumstances:

(1)            In whole or in part, as applicable, as to all or any portion of property subject to such Liens which has been taken by eminent domain, condemnation or other similar circumstances or that is or becomes an Excluded Asset;

(2)            in whole upon:

(A)           satisfaction and discharge of this Indenture pursuant to Article 11; or

(B)            a legal defeasance or covenant defeasance of this Indenture pursuant to Article 8;

(3)            in part, as to any property that (i) is sold, transferred or otherwise disposed of by the Company or any Guarantor (other than to the Company or another Guarantor) in a transaction not prohibited by this Indenture at the time of such sale, transfer or disposition or in connection with any exercise of remedies pursuant to this Indenture, the Security Documents or the Intercreditor Agreement, or (ii) is owned or at any time acquired by a Guarantor that has been released from its Guarantee in accordance with this Indenture, concurrently with the release of such Guarantee (including in connection with the designation of a Guarantor as an Unrestricted Subsidiary);

(4)            in whole or in part, pursuant to the second paragraph of Section 9.02(b); and

(5)            in whole or in part, in accordance with the applicable provisions of the Security Documents and the Approved Intercreditor Agreements.

(b)            The Company or a Guarantor shall be automatically released from its obligations under the applicable Approved Intercreditor Agreements and the other Security Documents and the Notes Collateral Agent’s Liens upon the Collateral of the Company or such Guarantor and the capital stock or other equity interests of the Company or such Guarantor shall be automatically released if the Company or such Guarantor (x) ceases to be a Restricted Subsidiary or (y) becomes an Excluded Subsidiary.

(c)            With respect to any release of Collateral, upon receipt of an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture, the Security Documents and the Intercreditor Agreement, as applicable, to such release have been met and that it is permitted for the Trustee and/or Notes Collateral Agent to execute and deliver the documents requested by the Company in connection with such release and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee and the Notes Collateral Agent shall, execute, deliver or acknowledge (at the Company’s expense) such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Security Documents or the Intercreditor Agreement and shall do or cause to be done (at the Company’s expense) all acts reasonably requested of them to release such Lien as soon as is reasonably practicable. Neither the Trustee nor the Notes Collateral Agent shall be liable for any such release undertaken in reliance upon any such Officers' Certificate and Opinion of Counsel, and notwithstanding any term hereof or in any Notes Document or in the Intercreditor Agreement to the contrary, the Trustee and the Notes Collateral Agent shall not be under any obligation to release any such Lien and security interest, or execute and deliver any such instrument of release, satisfaction or termination, unless and until it receives such Officers' Certificate and Opinion of Counsel, upon which it shall be entitled to conclusively rely.

Section 12.07         After-Acquired Property.

From and after the Issue Date, if the Company or any Guarantor acquires any property or asset constituting Collateral, it must as promptly as practicable execute and deliver such security instruments, collateral agreements, financing statements as are required under this Indenture, the Approved Intercreditor Agreements and the Security Documents to vest and perfect in favor of the Notes Collateral Agent a security interest with the priority set forth in the Approved Intercreditor Agreements upon such property or asset as security for the Notes and the Note Guarantees and as may be necessary to have such property or asset added to the Collateral and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such after-acquired Collateral to the same extent and with the same force and effect.

Section 12.08         Further Assurances.

Subject to the terms of the Security Documents, the Company and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Notes Collateral Agent from time to time may reasonably deem necessary, to assure and confirm that the Notes Collateral Agent holds, for the benefit of the Secured Parties, duly created and enforceable and perfected Liens (subject to Permitted Liens and the terms of this Indenture, the Security Documents and the Intercreditor Agreement) upon the Company’s and Guarantors’ right, title and interest in the Collateral (including any property or assets of the Company or Guarantors that are acquired or otherwise become Collateral (or are required by this Indenture to become Collateral) after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, this Indenture, the applicable Approved Intercreditor Agreements and the other Security Documents.

ARTICLE 13

MISCELLANEOUS

Section 13.01         Concerning the Trust Indenture Act.

The Trust Indenture Act of 1939, as amended. shall not be applicable to, and shall not govern, this Indenture, the Notes and the Note Guarantees.

Section 13.02         Notices.

(a)            Any notice or communication to the Company, any Guarantor, the Trustee or the Notes Collateral Agent is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Company or any Guarantor:

c/o Deluxe Corporation
801 South Marquette Ave.
Minneapolis, Minnesota 55402
Fax No.: (651) 787-2749
Email: jeff.cotter@deluxe.com
Attention: Jeff Cotter

with a copy (which shall not constitute notice) to:
Steven Khadavi, Esq.
Troutman Pepper Hamilton Sanders LLP
875 Third Avenue
New York, New York 10022
Fax No: (212) 704-6288
Email: Steven.Khadavi@troutman.com

if to the Trustee:

U.S. Bank Trust Company, National Association
Global Corporate Trust Services
111 Filmore Avenue
St. Paul, MN 55107
Fax No.: (651) 495-8098
Email: benjamin.krueger@usbank.com
Attention: Benjamin J. Krueger

with a copy to (which shall not constitute notice) to:
Iain M. Johnson, Esq.
Stinson LLP
50 South Sixth Street, Suite 2600
Minneapolis, MN 55402
Fax No. (612) 335-1657
Email: iain.johnson@stinson.com

if to the Notes Collateral Agent:

U.S. Bank Trust Company, National Association
Global Corporate Trust Services
111 Filmore Avenue
St. Paul, MN 55107
Fax No.: (651) 495-8098
Email: benjamin.krueger@usbank.com
Attention: Benjamin J. Krueger

with a copy to (which shall not constitute notice) to:
Iain M. Johnson, Esq.
Stinson LLP
50 South Sixth Street, Suite 2600
Minneapolis, MN 55402
Fax No. (612) 335-1657
Email: iain.johnson@stinson.com

The Company, any Guarantor, the Trustee or the Notes Collateral Agent, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b)            All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c)            Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Note Register or by such other delivery system as the Trustee agrees to accept (including, if applicable, the Applicable Procedures). Failure to mail or otherwise deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d)            Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e)            Where this Indenture provides for notice of any event to a Holder of a Global Note, such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the applicable procedures of such Depositary, if any, prescribed for the giving of such notice.

(f)            The Trustee and the Notes Collateral Agent agree to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee and the Notes Collateral Agent in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee and the Notes Collateral Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Notes Collateral Agent’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g)            If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h)            If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and the Notes Collateral Agent at the same time.

(i)            All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee and the Notes Collateral Agent hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to the Trustee or the Notes Collateral Agent by the authorized representative), in English). The Company and the Guarantors agree to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee and the Notes Collateral Agent, including without limitation the risk of the Trustee and the Notes Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 13.03  Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee or the Notes Collateral Agent to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee or the Notes Collateral Agent:

(1)            an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee or the Notes Collateral Agent, as the case may be (which shall include the statements set forth in Section 13.04), stating that, in the opinion of the signer(s), all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)            an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or the Notes Collateral Agent, as the case may be (which shall include the statements set forth in Section 13.04), stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that no Opinion of Counsel pursuant to this Section 13.03 shall be required in connection with the authentication of Notes on the Issue Date.

Section 13.04  Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.07) shall include:

(1)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officers’ Certificate as to matters of fact); and

(4)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 13.05         Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.06         No Personal Liability of Directors, Officers, Employees, Members, Partners and Stockholders.

No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees, this Indenture, the Security Documents or the Intercreditor Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation.

Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.07        Governing Law; Submission to Jurisdiction.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Any legal suit, action or proceeding arising out of or based upon this Indenture or the Transactions contemplated hereby may be instituted in the federal courts of the United States OF AMERICA located in the City of New York or the courts of the State of New York in each case located in the City of New York, and each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.

Section 13.08        Waiver of Jury Trial.

EACH OF THE COMPANY, THE GUARANTORS, THE TRUSTEE AND THE NOTES COLLATERAL AGENT, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.09         Force Majeure.

In no event shall the Trustee or the Notes Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, pandemics and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee and the Notes Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.10         No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.11         Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.06.

Section 13.12         Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.13         Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.14         Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.15         Facsimile and PDF Delivery of Signature Pages.

The exchange of copies of this Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes and shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by such means. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.

Section 13.16         U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. PATRIOT Act.

Section 13.17         Payments Due on Non-Business Days.

In any case where any Interest Payment Date, redemption date or repurchase date or the Stated Maturity of the Notes shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal, premium, if any, or interest on the Notes need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, redemption date or repurchase date, or at the Stated Maturity of the Notes, provided that no interest will accrue for the period from and after such Interest Payment Date, redemption date, repurchase date or Stated Maturity, as the case may be.

[Signatures on following page]

DELUXE CORPORATION

By	/s/ William C. Zint
Name: William C. Zint
Title: Senior Vice President, Chief Financial Officer

CHECKSBYDELUXE.COM, LLC

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

DATAMYX LLC

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

DIRECT CHECKS UNLIMITED SALES, INC.

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

DELUXE BUSINESS OPERATIONS, INC.

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

DELUXE ENTERPRISE OPERATIONS, LLC

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

DELUXE FINANCIAL SERVICES, LLC

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

DELUXE MANUFACTURING OPERATIONS, LLC

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

DELUXE SMALL BUSINESS SALES, INC.

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

FIRST MANHATTAN CONSULTING GROUP, LLC

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

MYCORPORATION BUSINESS SERVICES, INC.

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

REMITCO LLC

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

SAFEGUARD ACQUISITIONS, INC.

By	/s/ William C. Zint
Name: William C. Zint
Title: Vice President and Treasurer

SAFEGUARD BUSINESS SYSTEMS, INC.

By	/s/ William C. Zint
Name: William C. Zint
Title: Vice President and Treasurer

SAFEGUARD FRANCHISE SALES, INC.

By	/s/ William C. Zint
Name: William C. Zint
Title: Vice President and Treasurer

SAFEGUARD FRANCHISE SYSTEMS, INC.

By	/s/ William C. Zint
Name: William C. Zint
Title: Vice President and Treasurer

SAFEGUARD HOLDINGS, INC.

By	/s/ William C. Zint
Name: William C. Zint
Title: Vice President and Treasurer

WAUSAU FINANCIAL SYSTEMS, INC.

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

FAPS HOLDINGS, INC.

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

QUICK PROCESSING, L.L.C.

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

FINANCIAL TRANSACTIONS, L.L.C.

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

FIRST AMERICAN PAYMENT SYSTEMS, L.P.

By	Quick Processing, L.L.C., its general partner

By:	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

GOVOLUTION, LLC

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

ELIOT MANAGEMENT GROUP, LLC

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

THINK POINT FINANCIAL, LLC

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

ACCELERATED CARD COMPANY, LLC

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

GOEMERCHANT, LLC

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

1STPAYGATEWAY, LLC

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

FITECH PAYMENTS, LLC

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

IATS, LLC

By	/s/ Jeffrey L. Cotter
Name: Jeffrey L. Cotter
Title: Secretary

U.S. BANK TRUST COMPANY NATIONAL ASSOCIATION, as Trustee

By:	/s/ Benjamin J. Krueger
Name: Benjamin J. Krueger
Title: Vice President

U.S. BANK TRUST COMPANY NATIONAL ASSOCIATION, as Notes Collateral Agent

By:	/s/ Benjamin J. Krueger
Name: Benjamin J. Krueger
Title: Vice President

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND
ADDITIONAL NOTES

Section 1.1       Definitions.

(a)            Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Global Note, Euroclear or Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.

“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Unrestricted Global Note” means any Note in global form that does not bear or is not required to bear the Restricted Notes Legend.

“U.S. person” means a “U.S. person” as defined in Regulation S.

(b)            Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(c)
“Definitive Notes Legend”	2.2(e)

Term:	Defined in Section:

“ERISA Legend”	2.2(e)
“Global Note”	2.1(b)
“Global Notes Legend”	2.2(e)
“IAI Global Note”	2.1(b)
“Regulation S Global Note”	2.1(b)
“Regulation S Notes”	2.1(a)
“Restricted Notes Legend”	2.3(e)
“Rule 144A Global Note”	2.1(b)
“Rule 144A Notes”	2.1(a)

Section 2.1	Form and Dating

(a)            The Initial Notes issued on the date hereof shall be (i) offered and sold by the Company to the initial purchasers thereof and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A (“Rule 144A Notes”) and (2) Persons other than U.S. persons in reliance on Regulation S (“Regulation S Notes”). Additional Notes may also be considered to be Rule 144A Notes or Regulation S Notes, as applicable.

(b)            Global Notes. Rule 144A Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered RA-1 upward (collectively, the “Rule 144A Global Note”) and Regulation S Notes shall be issued initially in the form of one or more global Notes, numbered RS-1 upward (collectively, the “Regulation S Global Note”), in each case without interest coupons and bearing the Global Notes Legend and Restricted Notes Legend, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global Notes in definitive, fully registered form without interest coupons and bearing the Global Notes Legend and the Restricted Notes Legend, numbered RIAI-1 upward (collectively, the “IAI Global Note”) shall also be issued at the request of the Trustee, deposited with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The Rule 144A Global Note, the IAI Global Note, the Regulation S Global Note and any Unrestricted Global Note are each referred to herein as a “Global Note” and are collectively referred to herein as “Global Notes.” Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 of this Indenture and Section 2.2(c) of this Appendix A. The Company has entered into a letter of representations with the Depositary in the form provided by the Depositary and the Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures.

(c)            Book-Entry Provisions. This Section 2.1(c) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.02 of this Indenture and pursuant to an order of the Company signed by one Officer of the Company, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)            Definitive Notes. Except as provided in Section 2.2 or Section 2.3 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2	Transfer and Exchange.

(a)            Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Registrar with a request:

(i)             to register the transfer of such Definitive Notes; or

(ii)            to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(1)            shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

(2)            in the case of Transfer Restricted Notes, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to Section 2.2(b) of this Appendix A or otherwise in accordance with the Restricted Notes Legend, and are accompanied by a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto.

(b)            Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, together with:

(i)             a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto;

(ii)            written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase; and

(iii)           upon request by the Trustee, all information that is in the possession of the applicable party and that is necessary to allow the Trustee to comply with any tax reporting obligations applicable to the Trustee under applicable tax law in respect of such exchange, including without limitation any cost basis reporting obligations under Section 6045 of the Code (and the Trustee may rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information), the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new applicable Global Note in the appropriate principal amount.

(c)            Transfer and Exchange of Global Notes.

(i)            The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth in Section 2.2(d) of this Appendix A, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii)            If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii)            Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.3 of this Appendix A), a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d)            Restrictions on Transfer of Global Notes; Voluntary Exchange of Interests in Transfer Restricted Global Notes for Interests in Unrestricted Global Notes.

(i)             Transfers by an owner of a beneficial interest in a Rule 144A Global Note or an IAI Global Note to a transferee who takes delivery of such interest through another Transfer Restricted Note shall be made in accordance with the Applicable Procedures and the Restricted Notes Legend and only upon receipt by the Trustee of a certification from the transferor in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto. In addition, in the case of a transfer of a beneficial interest in either a Regulation S Global Note or a Rule 144A Global Note for an interest in an IAI Global Note, the transferee must furnish a signed letter substantially in the form of Exhibit B to the Trustee.

(ii)            During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures, the Restricted Notes Legend on such Regulation S Global Note and any applicable securities laws of any state of the United States of America. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a Rule 144A Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.

(iii)            Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(iv)            Beneficial interests in a Transfer Restricted Note that is a Rule 144A Global Note or an IAI Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Rule 144A Global Note to an Unrestricted Global Note and/or upon delivery of such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(v)            If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.

(e)            Legends.

(i)            Except as permitted by Section 2.2(d), this Section 2.2(e) and Section 2.2(i) of this Appendix A, each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (“Restricted Notes Legend”):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S,] ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF AT LEAST $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE

DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

Each Definitive Note shall bear the following additional legend (“Definitive Notes Legend”):

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Each Global Note shall bear the following additional legend (“Global Notes Legend”):

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Each Note shall bear the following additional legend (“ERISA Legend”):

BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE, HOLD OR DISPOSE OF THIS SECURITY (OR ANY INTEREST HEREIN) CONSTITUTES THE ASSETS OF ANY (I) “EMPLOYEE BENEFIT PLAN” WITHIN THE MEANING OF SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) THAT IS SUBJECT TO PART 4 OF SUBTITLE

B OF TITLE I OF ERISA, (II) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR THE PROVISIONS OF ANY U.S. OR NON-U.S. FEDERAL, STATE, LOCAL, OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (III) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (I) OR (II), OR (2) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY (OR ANY INTEREST HEREIN) WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

(ii)            Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the Restricted Notes Legend and the Definitive Notes Legend and rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange is in respect of a transfer made in reliance on Rule 144 (such certification to be in the form set forth on the reverse side of the Form of Note in Exhibit A) and provides such legal opinions, certifications and other information as the Company or the Trustee may reasonably request.

(iii)           After a transfer of any Initial Notes or Additional Notes during the period of the effectiveness of a shelf registration statement with respect to such Initial Notes or Additional Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes or Additional Notes shall cease to apply and the requirements that any such Initial Notes or Additional Notes be issued in global form shall continue to apply.

(iv)          Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.

(f)            Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, or redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, or redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Registrar (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Registrar or the Custodian, to reflect such reduction.

(g)            Obligations with Respect to Transfers and Exchanges of Notes.

(i)             To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)            No service charge shall be made for any registration of transfer or exchange (other than pursuant to Section 2.07 of this Indenture), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.15, 4.16 and 9.04 of this Indenture).

(iii)           Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal, premium, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(v)            In order to effect any transfer or exchange of an interest in any Transfer Restricted Note for an interest in a Note that does not bear the Restricted Notes Legend and has not been registered under the Securities Act, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel, in form reasonably acceptable to the Registrar to the effect that no registration under the Securities Act is required in respect of such exchange or transfer or the re-sale of such interest by the beneficial holder thereof, shall be required to be delivered to the Registrar and the Trustee.

(h)            No Obligation of the Trustee.

(i)            The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii)            The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.3       Definitive Notes.

(a)            A Global Note deposited with the Depositary or with the Trustee as Custodian pursuant to Section 2.1 of this Appendix A may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.2 of this Appendix A and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such

Global Note or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 90 days of such notice or after the Company becomes aware of such cessation, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) the Company, in its sole discretion and subject to the procedures of the Depositary, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Indenture. In addition, any Affiliate of the Company or any Guarantor that is a beneficial owner of all or part of a Global Note may have such Affiliate’s beneficial interest transferred to such Affiliate in the form of a Definitive Note by providing a written request to the Company and the Trustee and such Opinions of Counsel, certificates or other information as may be required by this Indenture or the Company or Trustee.

(b)            Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.3 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.3 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct. Any Definitive Note delivered in exchange for an interest in a Global Note that is a Transfer Restricted Note shall, except as otherwise provided by Section 2.2(e) of this Appendix A, bear the Restricted Notes Legend.

(c)            The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d)            In the event of the occurrence of any of the events specified in Section 2.3(a) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

[FORM OF FACE OF NOTE]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Definitive Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the ERISA Legend, if applicable, pursuant to the provisions of the Indenture]

[If Rule 144A Global Note – CUSIP: 248019AW1; ISIN: US248019AW14]

[If Regulation S Global Note – CUSIP: U24789AG1; ISIN: USU24789AG10]

GLOBAL NOTE

8.125% Senior Secured Notes due 2029

No. [RA-1] [RS-1]	[Up to] $[_____]

DELUXE CORPORATION

promises to pay to CEDE & CO. or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of $_______ (_______ Dollars)] on September 15, 2029; provided, however, that if on February 1, 2029 any portion of the Company’s 8.000% Senior Notes due 2029 remain outstanding, the Notes will instead mature on February 1, 2029.

Interest Payment Dates: March 15 and September 15

Record Dates: March 1 and September 1

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

Dated:

DELUXE CORPORATION

By:
Name: William C. Zint
Title: Senior Vice President, Chief Financial Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee and Notes Collateral Agent

By:
Authorized Signatory

Dated:

[Reverse Side of Note]

8.125% Senior Secured Notes due 2029

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.          INTEREST. Deluxe Corporation, a Minnesota corporation (the “Company”), promises to pay interest on the principal amount of this Note at 8.125% per annum until but excluding maturity. The Company shall pay interest semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance; provided that the first Interest Payment Date shall be [              ]. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of 12 30-day months.

2.          METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of Notes at the close of business on the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and premium, if any, may be made by check mailed to the Holders at their respective addresses set forth in the Note Register. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.          PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee and the Notes Collateral Agent under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Restricted Subsidiaries may act in any such capacity.

4.          INDENTURE. The Company issued the Notes under an Indenture, dated as of December 3, 2024 (the “Indenture”), among the Company, the Guarantors named therein, the Trustee and the Notes Collateral Agent. This Note is one of a duly authorized issue of Notes of the Company designated as its 8.125% Senior Secured Notes due 2029. The Company shall be entitled to issue Additional Notes pursuant to Sections 2.01, 4.09 and 4.10 of the Indenture. The Notes and any Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The Notes are secured obligations of the Company. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.          REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. Except as provided in the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.          DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and Holders shall be required to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption or tendered for repurchase in connection with a Change of Control Offer or Asset Disposition Offer, except for the unredeemed portion of any Note being redeemed or repurchased in part.

7.          PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8.          AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees, the Notes, the Security Documents and the Intercreditor Agreement may be amended or supplemented as provided in the Indenture.

9.          DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Guarantors, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10         AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual or facsimile signature of the Trustee.

11.        SECURITY. The Notes shall be secured by Liens and security interests on the terms and conditions set forth in the Indenture, the Security Documents and the Approved Intercreditor Agreements. The Notes Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case, pursuant to the Security Documents.

12.        GOVERNING LAW. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.        CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

c/o Deluxe Corporation 801 South Marquette Ave.

Minneapolis, Minnesota 55402 Fax No.: (651) 787-2749 Email: jeff.cotter@deluxe.com Attention: Jeff Cotter

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the
face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFERS OF TRANSFER RESTRICTED NOTES

This certificate relates to $_______ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in a Global Note held by the Depositary a Note or Notes in either definitive or global registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above) in accordance with the Indenture; or

☐	has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or subsidiary thereof; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐	to a Person that the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (“Rule 144A”)) that purchases for its own account or for the account of a qualified institutional buyer and to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A; or

(5)	☐	pursuant to offers and sales to non-U.S. persons that occur outside the United States of America within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or

(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to Rule 144 under the Securities Act; or

(8)	☐	pursuant to another available exemption from registration under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6), (7) or (8) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Your Signature

Date:
Signature of Signature Guarantor

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer
Name:
Title:

Signature Guarantee*: __________________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED IF THE HOLDER REQUIRES AN EXCHANGE FROM A
REGULATION S GLOBAL NOTE TO AN UNRESTRICTED GLOBAL NOTE,
PURSUANT TO SECTION 2.2(d)(iii) OF APPENDIX A TO THE INDENTURE1

The undersigned represents and warrants that either:

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a non-U.S. person (within the meaning of Regulation S under the Securities Act); or

☐	the undersigned is not a dealer (as defined in the Securities Act) and is a U.S. person (within the meaning of Regulation S under the Securities Act) who purchased interests in the Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act; or

☐	the undersigned is a dealer (as defined in the Securities Act) and the interest of the undersigned in this Note does not constitute the whole or a part of an unsold allotment to or subscription by such dealer for the Notes.

Dated:
Your Signature

1Include only for Regulation S Global Notes.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box below:

[ ] Section 4.15       [ ] Section 4.16

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$_______________	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)

Date: _____________________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: ______________________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee, Depositary or Custodian

__________________
*This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF
TRANSFEREE LETTER OF REPRESENTATION

Deluxe Corporation

801 South Marquette Ave.
Minneapolis, MN 55402
Fax No.: (651) 787-2749
Email: jeff.cotter@deluxe.com
Attention: Jeff Cotter

U.S. Bank Trust Company, National Association

Global Corporate Trust Services

111 Filmore Avenue

St. Paul, MN 55107

Fax No.: (651) 495-8098

Email: benjamin.krueger@usbank.com

Attention: Benjamin J. Krueger

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[_______] principal amount of the 8.125% Senior Secured Notes due 2029 (the “Notes”) of Deluxe Corporation (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:____________

The undersigned represents and warrants to you that:

1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is six months after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes

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and any applicable securities laws of any state of the United States of America. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to another such institutional “accredited investor” above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by:

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EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [__________] [__], 20[__], among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Deluxe Corporation, a Minnesota corporation (the “Company”), the Company and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as notes collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H

WHEREAS, each of the Company and the Guarantors (as defined in this Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 3, 2024, providing for the issuance of an unlimited aggregate principal amount of 8.125% Senior Secured Notes due 2029 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, the Company has provided to the Trustee and the Notes Collateral Agent such documents as are required to be provided to it under Article 9 of the Indenture, and pursuant to Section 9.01 of the Indenture, the Trustee, the Notes Collateral Agent and the Guaranteeing Subsidiary are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.          Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.          Guarantor. The Guaranteeing Subsidiary hereby agrees to be a Guarantor under this Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including Article 10 thereof.

3.          Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4.          Waiver of Jury Trial. EACH OF THE GUARANTEEING SUBSIDIARY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                                 5.          Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this

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Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes and shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by such means. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto.

6.          Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

7.          The Trustee and the Notes Collateral Agent. Neither the Trustee nor the Notes Collateral Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Note Guarantee of the Guaranteeing Subsidiary or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guaranteeing Subsidiary.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

DELUXE CORPORATION

By:
Name:
Title:

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Title:
Name:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Title:
Name:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Title:
Name:

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